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As filed with the Securities and Exchange Commission on September 6, 2002

Registration Nos. 333-
333-            -01
333-            -02

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARATHON OIL CORPORATION
Marathon Financing Trust I
Marathon Financing Trust II
(Exact name of each registrant as specified in its charter)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	5555 San Felipe Road Houston, Texas 77056-2723 (713) 629-6600 (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)	25-0996816 68-6221189 68-6221190 (I.R.S. Employer Identification Nos.)

William F. Schwind, Jr., Esq.
Vice President, General Counsel & Secretary
5555 San Felipe Road
Houston, Texas 77056-2723
(713) 629-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

Copy to:

R. Joel Swanson, Esq.
Baker Botts L.L.P.
3000 One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995
(713) 229-1330
Fax: (713) 229-1522

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☒

(Continued on next page)

(Continued from previous page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1),(2),(3)	Amount of Registration Fee

Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities of Marathon Oil Corporation

Common Stock ($1.00 par value) of Marathon Oil Corporation(4)(5)

Preferred Stock (without par value) of Marathon Oil Corporation

Warrants of Marathon Oil Corporation

Stock Purchase Contracts of Marathon Oil Corporation

Stock Purchase Units of Marathon Oil Corporation

Preferred Securities of Marathon Financing Trust I and Marathon Financing Trust II

Guarantees of Preferred Securities of Marathon Financing Trust I and Marathon Financing Trust II by Marathon Oil Corporation

TOTAL	$2,735,719,300	$251,687(6)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $2,735,719,300 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $2,735,719,300 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
There is being registered hereunder such indeterminate number or amount of senior, subordinated and junior subordinated debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units of Marathon Oil Corporation and preferred securities of Marathon Financing Trust I and Marathon Financing Trust II as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange or exercise of any securities registered hereunder, including under any applicable antidilution provisions. Senior debt securities, subordinated debt securities and junior subordinated debt securities may be issued and sold to Marathon Financing Trust I and Marathon Financing Trust II, in which event such debt securities may later be distributed to the holders of preferred securities upon a dissolution of Marathon Financing Trust I and Marathon Financing Trust II and the distribution of their respective assets.

(3)
Marathon Oil Corporation is also registering under this registration statement all guarantees and other obligations that it may have with respect to preferred securities that may be issued by Marathon Financing Trust I and Marathon Financing Trust II. No separate consideration will be received for the guarantees or any other such obligations.

(4)
Each share of common stock includes one preferred share purchase right. No separate consideration is payable for the preferred share purchase rights. The registration fee for these securities is included in the fee for the common stock.

(5)
Includes an indeterminate number of shares of common stock to be issued by Marathon Oil Corporation upon settlement of the stock purchase contracts.

(6)
Marathon Oil Corporation (formerly USX Corporation) previously filed with the Securities and Exchange Commission on October 12, 1999, a registration statement on Form S-3 (Registration No. 333-88797) for the registration of the offer and sale of $1,000,000,000 maximum aggregate offering amount of securities. Unsold securities having an aggregate initial offering price of $235,719,300 remain under such registration statement. The filing fee paid by the registrants in connection with the remaining unsold securities under such prior registration statement is offset, pursuant to Rule 457(p) under the Securities Act, against the filing fee due in connection with this registration statement, resulting in a net paid filing fee of $186,158.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

          (1)  Debt securities (consisting of senior debt securities and subordinated debt securities), common stock, preferred stock, warrants, stock purchase contracts and stock purchase units of Marathon Oil Corporation.

          (2)  Preferred securities of Marathon Financing Trust I or Marathon Financing Trust II, debt securities (consisting of senior debt securities, subordinated debt securities and junior subordinated debt securities), common stock, stock purchase contracts and stock purchase units of Marathon Oil Corporation and the guarantees by Marathon Oil Corporation of preferred securities that may be issued by Marathon Financing Trust I and Marathon Financing Trust II.

        Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $2,735,719,300.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 6, 2002

Prospectus

Marathon Oil Corporation
5555 San Felipe Road
Houston, Texas 77056-2723
(713) 629-6600

$2,735,719,300 Senior Debt Securities Subordinated Debt Securities Preferred Stock Common Stock Warrants Stock Purchase Contracts Stock Purchase Units

The Offering

                We may offer from time to time:

                •        senior debt securities;

                •        subordinated debt securities;

                •        preferred stock;

                •        common stock;

                •        warrants;

                •        stock purchase contracts; and

                •        stock purchase units.

        Our common stock is listed on the New York Stock Exchange, the Pacific Stock Exchange and the Chicago Stock Exchange under the symbol "MRO."

Consider carefully the Risk Factors beginning on page 3.
We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2002.

About This Prospectus
The Company
Risk Factors
Forward-Looking Statements
The Separation
Relationship Between Marathon and United States Steel After the Separation
Use of Proceeds
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends
Description of Debt Securities
Description of Stock Purchase Contracts and Stock Purchase Units
Description of Capital Stock
Description of Warrants
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information

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About This Prospectus

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a "shelf" registration process. The registration statement also includes a prospectus under which Marathon Financing Trust I and Marathon Financing Trust II, two trusts we have established, may offer from time to time preferred securities guaranteed by us and we may offer our related senior debt securities, subordinated debt securities or junior subordinated debt securities, which securities may be convertible into our common stock, and our stock purchase contracts or stock purchase units. Under the shelf process, we may offer any combination of the securities this prospectus describes in one or more offerings with a total initial offering price of up to $2,735,719,300. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information this prospectus contains. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

The Company

        Marathon Oil Corporation, a Delaware corporation ("Marathon"), is a fully integrated oil and gas company. Marathon is engaged in:

  •
  worldwide exploration and production of crude oil and natural gas;

  •
  domestic refining, marketing and transportation of petroleum products primarily through its 62% owned subsidiary, Marathon Ashland Petroleum LLC ("MAP"); and

  •
  other energy related businesses.

        On December 31, 2001, in a transaction we refer to as the "Separation," we separated our businesses into two companies and changed our name from USX Corporation to Marathon Oil Corporation. As a result of the Separation, United States Steel Corporation ("United States Steel") now conducts the business of our former U.S. Steel Group as a separate, publicly owned corporation. Marathon and its subsidiaries are continuing the business of the Marathon Group. See "The Separation."

        In this prospectus, we refer to Marathon, its wholly owned and majority owned subsidiaries and its ownership interest in equity affiliates as "we" or "us," unless we specifically state otherwise or the context indicates otherwise. Our principal executive offices are located at 5555 San Felipe Road, Houston, Texas 77056-2723, and our telephone number at that location is (713) 629-6600.

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Risk Factors

        You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

Risks Related to the Separation

United States Steel has various financial and other obligations which its failure to perform could materially adversely affect us.

        In connection with the Separation, United States Steel agreed to hold us harmless from and against various liabilities, including (amounts as of June 30, 2002):

  •
  $470 million of industrial revenue bonds related to environmental improvement projects for current and former United States Steel facilities, with maturities ranging from 2009 through 2033 (accrued interest payable on those bonds was $6 million at June 30, 2002);

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  $84 million of sale-leaseback financing under a lease for equipment at United States Steel's Fairfield Works, with a term extending to 2012, subject to extensions (accrued interest payable on that financing was $5 million at June 30, 2002);

  •
  $104 million of operating lease obligations, of which $89 million was in turn assumed by purchasers of major equipment used in plants and operations divested by United States Steel;

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  a guarantee of United States Steel's $22 million contingent obligation to repay certain distributions from its 50% owned joint venture PRO-TEC Coating Company;

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  a guarantee of all obligations of United States Steel as general partner of Clairton 1314B Partnership, L.P. to the limited partners. United States Steel has no unpaid outstanding obligations to those limited partners; and

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  any federal income tax liabilities that arise from the Separation through a fault of United States Steel.

See "—Financial Matters Agreement" and "—Tax Sharing Agreement" under "Relationship Between Marathon and United States Steel After the Separation." If United States Steel fails to perform these agreements, our claims against it would constitute general unsecured claims subordinate to the claims of secured creditors and that failure could materially adversely affect us.

        In addition, we could be contingently liable for other obligations associated with the business of United States Steel, as more fully described under "Relationship Between Marathon and United States Steel After the Separation—Financial Matters Agreement."

        As a stand-alone company, United States Steel will need to fund any of its negative operating cash flow from external sources, and adequate sources may be unavailable or the cost of that funding may adversely impact United States Steel. United States Steel is more highly leveraged than we are, has a noninvestment grade credit rating and has granted security interests in some of its assets, including its accounts receivable and inventory. The steel business is highly competitive, and a large number of industry participants have sought protection under bankruptcy laws in recent periods.

        The enforceability of our claims against United States Steel could become subject to the effect of any bankruptcy, fraudulent conveyance or transfer or other law affecting creditors' rights generally, or of general principles of equity, which might become applicable to those claims or other claims arising from the facts and circumstances in which the Separation was effected. Under fraudulent conveyance or transfer laws, for example, unsecured obligations of a debtor which a court finds the debtor to have

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incurred while insolvent or undercapitalized could be subordinated in right of payment to other unsecured claims against the debtor.

        Under applicable law and regulations, we also may be liable for any defaults by United States Steel in the performance of its obligations to pay federal income taxes, fund its ERISA pension plans and pay other obligations respecting periods prior to the effective date of the Separation.

The transfer by our former parent entity to us of ownership of the businesses representing the Marathon Group could be attacked under fraudulent conveyance or transfer laws by or on behalf of creditors of United States Steel, and any such attack, if successful, could materially adversely affect us and the value of our securities.

        In July 2001, USX Corporation ("Old USX") effected a reorganization of the ownership of its businesses in which:

  •
  it created Marathon as its publicly owned parent holding company and transferred ownership of the businesses representing the Marathon Group to Marathon; and

  •
  it merged into a newly formed subsidiary which survives as United States Steel.

Prior to this reorganization, the assets of Old USX available to satisfy its then existing and future creditors included its ownership interest in the businesses representing the Marathon Group.

        If a court in a bankruptcy case respecting United States Steel or a lawsuit brought by its creditors or their representative were to find that, under the applicable state fraudulent conveyance or transfer law or corresponding provisions of the federal bankruptcy code:

  •
  the transfer by Old USX to us of ownership of the businesses representing the Marathon Group or related transactions were undertaken by Old USX with the intent of hindering, delaying or defrauding its existing or future creditors; or

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  Old USX received less than reasonably equivalent value or fair consideration, or no value or consideration, in connection with those transactions, and either it or United States Steel

  •
  was insolvent or rendered insolvent by reason of those transactions,

  •
  was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then that court could determine those transactions entitled one or more classes of creditors of United States Steel to equitable relief from us. Such a determination could permit the unpaid creditors to obtain recovery from us or could result in other actions detrimental to the holders of our debt and equity securities. The measure of insolvency for purposes of these considerations would vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if either:

  •
  the sum of its debts and liabilities, including contingent liabilities, was greater than the value of its assets, at a fair valuation; or

  •
  the fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

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The Separation may become taxable under section 355(e) of the Internal Revenue Code if capital stock representing a 50% or greater interest in either Marathon or United States Steel is acquired as part of a plan that includes the Separation.

        The Separation may become taxable to Marathon under section 355(e) of the Internal Revenue Code of 1986 if capital stock representing a 50% or greater interest in either Marathon or United States Steel is acquired, directly or indirectly, as part of a plan or series of related transactions that include the Separation. For this purpose, a "50% or greater interest" means capital stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of capital stock. If section 355(e) applies, the amount of the tax could be material. If an acquisition occurs that results in the Separation being taxable under section 355(e), the tax sharing agreement described below under "Relationship Between Marathon and United States Steel After the Separation—Tax Sharing Agreement" provides that the resulting corporate tax liability will be borne by the party involved in that acquisition transaction.

Risks Related to Our Business

A substantial or extended decline in oil or gas prices would have a material adverse effect on us.

        Prices for oil and gas fluctuate widely. Our revenues, operating results and future rate of growth are highly dependent on the prices we receive for our oil, gas and refined products. Historically, the markets for oil, gas and refined products have been volatile and may continue to be volatile in the future. Many of the factors influencing prices of oil, gas and refined products are beyond our control. These factors include:

  •
  worldwide and domestic supplies of oil and gas;

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  weather conditions;

  •
  the ability of the members of OPEC to agree to and maintain oil price and production controls;

  •
  political instability or armed conflict in oil-producing regions;

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  the price and level of foreign imports;

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  the level of consumer demand;

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  the price and availability of alternative fuels;

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  the availability of pipeline capacity; and

  •
  domestic and foreign governmental regulations and taxes.

        The long-term effects of these and other conditions on the prices of oil and gas are uncertain.

        Lower oil and gas prices may reduce the amount of oil and gas that we produce, which may adversely affect our revenues and operating income. Significant reductions in oil and gas prices may require us to reduce our capital expenditures.

        Terrorists' attacks on the United States may directly and indirectly negatively affect our operating results. The national and global responses to terrorists' attacks, including military, diplomatic and financial responses and any possible reprisals as a consequence of unilateral U.S. actions and/or allied actions, may materially adversely affect us in ways we cannot predict at this time.

Our oil and gas reserve data and future net revenue estimates are uncertain.

        Estimates of reserves by necessity are projections based on engineering data, the projection of future rates of production and the timing of future expenditures. We base the estimates of our proved oil and gas reserves and projected future net revenues on reserve reports we prepare. The process of

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estimating oil and gas reserves requires substantial judgment on the part of the petroleum engineers, resulting in imprecise determinations, particularly with respect to new discoveries. Different reserve engineers may make different estimates of reserve quantities and revenues attributable to those reserves based on the same data. Future performance that deviates significantly from the reserve reports could have a material adverse effect on our business and prospects.

        Fluctuations in the price of oil and natural gas have the effect of significantly altering reserve estimates, because the economic projections inherent in the estimates may reduce or increase the quantities of commercially recoverable reserves. We may not realize the prices our reserve estimates reflect or produce the estimated volumes during the periods those estimates reflect. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates.

        Any downward revision in our estimated quantities of reserves could have adverse consequences on our financial results, such as decreasing earnings, which may result in noncash losses and impairment charges.

If we fail to acquire or find additional reserves, our reserves and production will decline materially from their current levels.

        The rate of production from oil and gas properties generally declines as reserves are depleted. Except to the extent we acquire additional properties containing proved reserves, conduct successful exploration and development activities or, through engineering studies, identify additional behind-pipe zones or secondary recovery reserves, our proved reserves will decline materially as oil and gas is produced. Future oil and gas production is, therefore, highly dependent on our level of success in acquiring or finding additional reserves. Because we are smaller than many of our competitors, we have fewer reserves and will be at an even greater disadvantage in relation to our competitors if we fail to acquire or find additional reserves.

Increases in crude oil prices and environmental regulations may adversely affect our refined product margins.

        We conduct domestic refining, marketing and transportation operations primarily through MAP. MAP conducts its operations mainly in the Midwest, the Southeast, the Ohio River Valley and the upper Great Plains. The profitability of these operations depends largely on the margin between the cost of crude oil and other feedstocks MAP refines and the selling prices it obtains for refined products. MAP's overall profitability could be adversely affected by availability of supply and rising crude oil and other feedstock prices which it does not recover in the marketplace. Refined product margins have been historically volatile and vary with the level of economic activity in the various marketing areas, the regulatory climate, logistical capabilities and the available supply of refined products.

        In addition, environmental regulations, particularly the 1990 Amendments to the Clean Air Act, have imposed, and are expected to continue to impose, increasingly stringent and costly requirements on refining and marketing operations, which may have an adverse effect on margins.

The oil and gas exploration and production industry is very competitive, and many of our exploration and production competitors have greater financial and other resources than we do.

        Strong competition exists in all sectors of the oil and gas exploration and production industry and, in particular, in the exploration and development of new reserves. We compete with major integrated and independent oil and gas companies for the acquisition of oil and gas leases and other properties, for the equipment and labor required to develop and operate those properties and in the marketing of oil and natural gas to end-users. Many of our competitors have financial and other resources

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substantially greater than those available to us. As a consequence, we may be at a competitive disadvantage in bidding for drilling rights. In addition, many of our larger competitors may be better able to respond to factors that affect the demand for oil and natural gas production, such as changes in worldwide prices and levels of production, the cost and availability of alternative fuels and the application of government regulations. We also compete in attracting and retaining personnel, including geologists, geophysicists and other specialists. We may not be able to attract or retain technical personnel in the future.

Environmental compliance and remediation could result in increased capital requirements and operating costs.

        Our businesses are subject to numerous laws and regulations relating to the protection of the environment. We have incurred and will continue to incur substantial capital, operating and maintenance, and remediation expenditures as a result of these laws and regulations. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of contamination may require us to make material expenditures or subject us to liabilities that we currently do not anticipate. In addition, any failure by us to comply with existing or future laws could result in civil or criminal fines and other enforcement action against us.

        Our operations and those of our predecessors could expose us to civil claims by third parties for alleged liability resulting from contamination of the environment or personal injuries caused by releases of hazardous substances. For example:

  •
  we are investigating or remediating contamination at several formerly and currently owned sites; and

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  we have been identified as a potentially responsible party at several Superfund sites where we or our predecessors are alleged to have disposed of wastes in the past.

        Environmental laws are subject to frequent change and many of them have become more stringent. In some cases, they can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and impose liability on us for the conduct of others or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them.

        Of particular significance to MAP are the new Tier II Fuels regulations issued by the U.S. Environmental Protection Agency. These rules require substantially reduced sulfur levels in the manufacture of gasoline and diesel fuel. We estimate that MAP's combined capital cost to achieve compliance with these rules could amount to approximately $700 million between 2002 and 2006. This is only a preliminary estimate because of the ongoing evolution of regulatory requirements. Some factors that could potentially affect MAP's gasoline and diesel fuel compliance costs include obtaining the necessary construction and environmental permits, operating considerations and unforeseen hazards, such as weather conditions. To the extent these expenditures are not ultimately reflected in the prices of our products and services, our operating results will be adversely affected.

        In connection with government inspections at some of our refineries, we have received a number of notices of violations of environmental laws from the U.S. Environmental Protection Agency and state environmental agencies. In some cases, we have entered into consent decrees or orders that require us to pay fines or install pollution controls to settle our alleged liability. For example, MAP agreed to settle alleged violations of several environmental laws, including New Source Review regulations under the Federal Clean Air Act, with a global consent decree signed on May 11, 2001. The agreement requires MAP to install environmental control equipment which we expect to require approximately $300 million in capital expenditures over an eight-year period, pay a $3.8 million fine and perform supplemental environmental projects which we expect to cost approximately $8 million.

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These supplemental environmental projects are being undertaken as part of a settlement of this enforcement action for the alleged Clean Air Act violations.

Our reliance on our foreign production of oil and gas exposes us to risks from abroad, which could negatively affect our results of operations.

        Our production of oil and gas outside of the United States accounted for 40%, 36%, 39% and 36%, respectively, of our total production volume in the six months ended June 30, 2002 and the years 2001, 2000 and 1999. Development of new production properties in countries outside the United States may require protracted negotiations with host governments, national oil companies and third parties and is frequently subject to economic and political considerations, such as taxation, nationalization, inflation, currency fluctuations, increased regulation and approval requirements and governmental regulation, which could adversely affect the economics of projects.

Our operations are subject to business interruptions and casualty losses, and we do not insure against all potential losses and could be seriously harmed by unexpected liabilities.

        Our exploration and production operations are subject to unplanned occurrences, including blowouts, explosions, fires, loss of well control, spills, adverse weather, labor disputes and maritime accidents. In addition, our refining, marketing and transportation operations are subject to business interruptions due to scheduled refinery turnarounds and unplanned events such as explosions, fires, pipeline interruptions, crude oil or refined product spills, inclement weather or labor disputes. They are also subject to the additional hazards of marine operations, such as capsizing, collision and damage or loss from severe weather conditions. We maintain insurance against many, but not all, potential losses or liabilities arising from these operating hazards in amounts that we believe to be prudent. Uninsured losses and liabilities arising from operating hazards could reduce the funds available to us for exploration, drilling and production and could have a material adverse effect on our financial position or results of operations.

As a holding company with no operations of its own, Marathon will depend on distributions from its subsidiaries to make payments on any debt securities it offers under this prospectus, and provisions of applicable law or contractual restrictions could limit the amount of those distributions.

        Marathon derives substantially all its operating income from, and holds substantially all its assets through, its subsidiaries. As a result, Marathon will depend on distributions of cash flow and earnings of its subsidiaries in order to meet its payment obligations under any debt securities it offers under this prospectus and its other obligations. Marathon's operating subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on Marathon's debt securities or to provide Marathon with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to Marathon, and they could agree to contractual restrictions on their ability to make distributions.

        Marathon's right to receive any assets of any subsidiary, and therefore the right of the holders of Marathon's debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if Marathon is a creditor of any subsidiary, Marathon's rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Marathon.

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Marathon may issue preferred stock whose terms could adversely affect the voting power or value of its common stock.

        Marathon's restated certificate of incorporation authorizes it to issue, without the approval of its stockholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over its common stock respecting dividends and distributions, as its board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of Marathon's common stock. For example, Marathon might grant holders of preferred stock the right to elect some number of its directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences Marathon might assign to holders of preferred stock could affect the residual value of the common stock. See "Description of Capital Stock—Preferred Stock."

Provisions in Marathon's corporate documents and Delaware law could delay or prevent a change in control of Marathon, even if that change would be beneficial to its stockholders.

        The existence of some provisions in Marathon's corporate documents and Delaware law could delay or prevent a change in control of Marathon, even if that change would be beneficial to its stockholders. Marathon's restated certificate of incorporation and by-laws contain provisions that may make acquiring control of Marathon difficult, including:

  •
  provisions relating to the classification, nomination and removal of its directors;

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  a provision prohibiting stockholder action by written consent;

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  a provision that allows only its board of directors to call a special meeting of its stockholders;

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  provisions regulating the ability of its stockholders to bring matters for action at annual meetings of its stockholders; and

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  the authorization given to its board of directors to issue and set the terms of preferred stock.

        In addition, Marathon has also adopted a stockholder rights plan, which would cause extreme dilution to any person or group who attempts to acquire a significant interest in Marathon without advance approval of its board of directors, while a provision of the Delaware General Corporation Law would impose some restrictions on mergers and other business combinations between Marathon and any holder of 15% or more of its outstanding common stock. See "Description of Capital Stock."

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Forward-Looking Statements

        This prospectus and the accompanying prospectus supplement, including the information we incorporate by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

        The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

  •
  our financial exposure for obligations of United States Steel;

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  fluctuations in crude oil and natural gas prices and refining and marketing margins;

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  potential failure or delays in achieving expected reserve or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in predicting oil and gas reserves and oil and gas reservoir performance;

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  drilling rig availability;

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  unexpected geological or other conditions or events encountered in drilling operations;

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  unsuccessful exploratory drilling activities;

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  unexpected difficulties in refining, marketing or transporting petroleum products;

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  potential disruption or interruption of our production facilities and our refining, marketing and transportation operations due to accidents, acts of terrorism or political events;

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  our ability to achieve the benefits we expect to achieve from the Separation;

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  the highly competitive nature of our businesses;

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  international monetary conditions and exchange controls;

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  changes in, and our ability to comply with government regulations, including those relating to the environment;

  •
  liability for remedial actions under environmental regulations;

  •
  changes in tax laws applicable to us; and

  •
  general domestic and international economic and political conditions.

We have discussed some of these factors in more detail in the "Risk Factors" section of this prospectus. These factors are not necessarily all the important factors that could affect us. We advise you that you should (1) be aware that important factors we do not refer to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements. We do not intend to update these statements unless the securities laws require us to do so.

11

The Separation

General

        Marathon was originally organized in 2001 as USX HoldCo, Inc. ("USX HoldCo") to become a holding company for the two principal businesses of our former parent company, Old USX:

  •
  the production, sale and transportation of steel mill products, coke, taconite pellets and coal, and other steel-related businesses comprising the U.S. Steel Group; and

  •
  the oil and gas exploration and production, domestic refining, marketing and transportation of crude oil and petroleum products and other energy businesses conducted by Marathon Oil Company, an Ohio corporation, and other subsidiaries comprising the Marathon Group.

In a series of transactions (the "Holding Company Reorganization") Old USX completed on July 2, 2001:

  •
  USX HoldCo became the holding company for Marathon Oil Company and United States Steel LLC;

  •
  Old USX was merged with and into United States Steel LLC;

  •
  USX HoldCo assumed a substantial part of the outstanding indebtedness, obligations under various capital and operating leases and guarantee obligations and other contingent liabilities of Old USX; and

  •
  USX HoldCo changed its name to USX Corporation.

        On December 31, 2001, pursuant to an Agreement and Plan of Reorganization dated as of July 31, 2001 (the "Reorganization Agreement") Marathon completed the Separation transaction, in which:

  •
  United States Steel LLC converted into a Delaware corporation named United States Steel Corporation and became a separate, publicly traded company; and

  •
  USX HoldCo, then known as USX Corporation, changed its name to Marathon Oil Corporation.

Marathon and its subsidiaries are continuing the energy business that comprised the Marathon Group of Old USX.

Assumption of Indebtedness and Other Obligations by United States Steel

        Prior to the Separation, Old USX, and then Marathon, managed most of its financial activities on a centralized, consolidated basis and, in its financial statements, attributed amounts that related primarily to the following items to the Marathon Group and the U.S. Steel Group on the basis of their cash flows for the applicable periods and the initial capital structure for each group:

  •
  invested cash;

  •
  short-term and long-term debt, including convertible debt, and related net interest and other financing costs; and

  •
  preferred stock and related dividends.

The following items, however, were specifically attributed to and reflected in their entirety in the financial statements of the group to which they related:

  •
  leases;

  •
  collateralized financings;

  •
  indexed debt instruments;

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  •
  financial activities of consolidated entities that were not wholly owned subsidiaries; and

  •
  transactions that related to securities convertible solely into common stock that tracked the performance of the Marathon Group or the U.S. Steel Group.

These attributions were for accounting purposes only and did not reflect the legal ownership of cash or the legal obligations to pay and discharge debt or other obligations.

        In connection with the Separation:

  •
  United States Steel and its subsidiaries incurred indebtedness to third parties and assumed various obligations from Marathon in an aggregate amount approximately equal to all the net amounts attributed to the U. S. Steel Group immediately prior to the Separation, both absolute and contingent, less the amount of a $900 million value transfer (the "Value Transfer"); and

  •
  Marathon and its subsidiaries remained responsible for all the liabilities attributed to the Marathon Group, both absolute and contingent, plus $900 million.

These arrangements required a post-Separation cash settlement between Marathon and United States Steel. At December 31, 2001, the net debt and other financings of United States Steel were $54 million less than the net debt and other financings attributable to the U.S. Steel Group, adjusted for the Value Transfer and certain one-time items related to the Separation. On February 6, 2002, United States Steel made a payment to Marathon of $54 million, plus applicable interest, to settle this difference.

        As a result of its assumption of various items of indebtedness and other obligations from its former parent entity in the Holding Company Reorganization, Marathon remained obligated after the Separation for the following items of indebtedness and other obligations that were attributed to the U.S. Steel Group in accordance with the provisions of the Reorganization Agreement (amounts as of June 30, 2002):

  •
  $470 million of industrial revenue bonds related to environmental improvement projects for current and former United States Steel facilities, with maturities ranging from 2009 through 2033 (accrued interest payable on those bonds was $6 million at June 30, 2002);

  •
  $84 million of sale-leaseback financing under a lease for equipment at United States Steel's Fairfield Works, with a term extending to 2012, subject to extensions (accrued interest payable on that financing was $5 million at June 30, 2002);

  •
  $104 million of operating lease obligations, of which $89 million was in turn assumed by purchasers of major equipment used in plants and operations divested by United States Steel;

  •
  a guarantee of United States Steel's $22 million contingent obligation to repay certain distributions from its 50% owned joint venture PRO-TEC Coating Company;

  •
  a guarantee of all obligations of United States Steel as general partner of Clairton 1314B Partnership, L.P. to the limited partners. United States Steel has no unpaid outstanding obligations to those limited partners; and

  •
  other guarantees referred to under "Relationship Between Marathon and United States Steel After the Separation—Financial Matters Agreement."

As contemplated by the Reorganization Agreement, Marathon and United States Steel entered into a financial matters agreement to reflect United States Steel's agreement to assume and discharge all Marathon's principal repayment, interest payment and other payment obligations under the industrial revenue bonds, the capital lease arrangement and the guarantees associated with the other lease and similar obligations referred to above. In addition, the financial matters agreement requires United States Steel to use commercially reasonable efforts to have Marathon released from its obligations under the other guarantees referred to above. The financial matters agreement also provides that on or before the tenth anniversary of the Separation, United States Steel will provide for Marathon's

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discharge from any remaining liability under any of the assumed industrial revenue bonds. United States Steel may accomplish that discharge by refinancing or, to the extent not refinanced, paying Marathon an amount equal to the remaining principal amount of, all accrued and unpaid debt service outstanding on, and any premium required to immediately retire, the then outstanding industrial revenue bonds. As of August 31, 2002, Marathon has agreed to cause the redemption of $86.2 million of these bonds on November 1, 2011. Additionally, $1.8 million of the industrial revenue bonds are scheduled to mature during the period extending through 2012. For additional information relating to the financial matters agreement, see "Relationship Between Marathon and United States Steel After the Separation—Financial Matters Agreement."

Effects on Historical Relationship

        Historically, the U.S. Steel Group has funded its negative operating cash flow with cash supplied by us, a portion of which was reflected as a payment from us under our tax allocation policy and the remainder of which was represented by increased amounts of debt attributed by us. As a stand-alone company, United States Steel will need to fund any of its negative operating cash flow from external sources, and adequate sources may be unavailable or the cost of such funding may adversely impact United States Steel.

        As we discuss below, the financial matters agreement does not contain any financial covenants, and United States Steel is free to incur additional debt and grant mortgages on or security interests in its property and sell or transfer assets without our consent. United States Steel is more highly leveraged than we are, has a noninvestment grade credit rating and has granted security interests in some of its assets, including its accounts receivable and inventory. Additionally, United States Steel's operations are capital intensive. United States Steel's business also requires substantial expenditures for routine maintenance. The steel business is highly competitive and a large number of industry participants have sought protection under bankruptcy laws in recent periods.

Relationship Between Marathon
and United States Steel After the Separation

        As a result of the Separation, Marathon and United States Steel are separate companies, and neither has any ownership interest in the other. Thomas J. Usher is chairman of the board of both companies, and four of the remaining nine members of Marathon's board of directors are also directors of United States Steel.

        In connection with the Separation and pursuant to the Reorganization Agreement, Marathon and United States Steel have entered into a series of agreements governing their relationship subsequent to the Separation and providing for the allocation of tax and certain other liabilities and obligations arising from periods prior to the Separation. Set forth below is a summary of some of the provisions of each of those agreements.

Tax Sharing Agreement

        Marathon and United States Steel have a tax sharing agreement that applies to each of their consolidated tax reporting groups. Provisions of this agreement include the following:

  •
  for any taxable period, or any portion of any taxable period, ended on or before December 31, 2001, unpaid tax sharing payments will be made between Marathon and United States Steel generally in accordance with our general tax sharing principles in effect prior to the Separation;

  •
  no tax sharing payments will be made with respect to taxable periods, or portions thereof, beginning after December 31, 2001; and

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  •
  provisions relating to the tax and related liabilities, if any, that result from the Separation ceasing to qualify as a tax-free transaction and limitations on post-Separation activities that might jeopardize the tax-free status of the Separation.

        Under the general tax sharing principles in effect prior to the Separation:

  •
  the taxes payable by each of the Marathon Group and the U.S. Steel Group were determined as if each of them had filed its own consolidated, combined or unitary tax return; and

  •
  the U.S. Steel Group would receive the benefit, in the form of tax sharing payments by the parent corporation, of the tax attributes, consisting principally of net operating losses and various credits, that its business generated and the parent used on a consolidated basis to reduce its taxes otherwise payable.

        In accordance with the tax sharing agreement, at the time of the Separation, we made a preliminary settlement with United States Steel of $440 million as the net tax sharing payments we owed to it for the year ended December 31, 2001 under the pre-Separation tax sharing principles.

        The tax sharing agreement also addresses the handling of tax audits and contests and other matters respecting taxable periods, or portions of taxable periods, ended prior to December 31, 2001.

        In the tax sharing agreement, each of Marathon and United States Steel promised the other party that it:

  •
  would not, prior to January 1, 2004, take various actions or enter into various transactions that might, under section 355 of the Internal Revenue Code of 1986, jeopardize the tax-free status of the Separation; and

  •
  would be responsible for, and indemnify and hold the other party harmless from and against, any tax and related liability, such as interest and penalties, that results from the Separation ceasing to qualify as tax-free because of its taking of any such action or entering into any such transaction.

        The proscribed actions and transactions include:

  •
  the liquidation of Marathon or United States Steel; and

  •
  the sale by Marathon or United States Steel of its assets, except in the ordinary course of business.

        In case a taxing authority seeks to collect a tax liability from one party which the tax sharing agreement has allocated to the other party, the other party has agreed in the sharing agreement to indemnify the first party against that liability.

        Even if the Separation otherwise qualifies for tax-free treatment under section 355 of the Internal Revenue Code, the Separation may become taxable to Marathon under section 355(e) of the Internal Revenue Code if capital stock representing a 50% or greater interest in either Marathon or United States Steel is acquired, directly or indirectly, as part of a plan or series of related transactions that include the Separation. For this purpose, a "50% or greater interest" means capital stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of capital stock. To minimize this risk, both Marathon and United States Steel agreed in the tax sharing agreement that they would not enter into any transactions or make any change in their equity structures that could cause the Separation to be treated as part of a plan or series of related transactions to which those provisions of section 355(e) of the Internal Revenue Code may apply. If an acquisition occurs that results in the Separation being taxable under section 355(e) of the Internal Revenue Code, the agreement provides that the resulting corporate tax liability will be borne by the party involved in that acquisition transaction.

15

        Although the tax sharing agreement allocates tax liabilities relating to taxable periods ending on or prior to the Separation, each of Marathon and United States Steel, as members of the same consolidated tax reporting group during any portion of a taxable period ended on or prior to the date of the Separation, is jointly and severally liable under the Internal Revenue Code for the federal income tax liability of the entire consolidated tax reporting group for that year. To address the possibility that the taxing authorities may seek to collect all or part of a tax liability from one party where the tax sharing agreement allocates that liability to the other party, the agreement includes indemnification provisions that would entitle the party from whom the taxing authorities are seeking collection to obtain indemnification from the other party, to the extent the agreement allocates that liability to that other party. We can provide no assurance, however, that United States Steel will be able to meet its indemnification obligations, if any, to Marathon that may arise under the tax sharing agreement.

Transition Services Agreement

        Marathon and United States Steel have a transition services agreement that will govern the provision of the following services until December 31, 2002:

  •
  common corporate support services; and

  •
  interunit computer services.

        Common corporate support services include services personnel at our former Pittsburgh corporate headquarters historically provided prior to the Separation. These include accounting, finance and financial management, government affairs, investor relations, public affairs and tax services. Most of these personnel now work for Marathon or United States Steel. Each company has agreed to provide these services to the other, to the extent it is able to do so and the other company cannot satisfy its own needs.

        Interunit computer services consist of computer and information technology services either company historically provided to our former Pittsburgh corporate headquarters or to the other company.

        A company providing common corporate support or inter-unit computer services under the transition services agreement will be entitled to recover the costs it incurs in providing those services.

        The transition services agreement also includes each company's grant to the other company and its subsidiaries of a nonexclusive, fully paid, worldwide license for their internal use only of the granting company's computer programs, software, source code and know-how that were utilized prior to the Separation or are utilized under the transition services agreement to provide common corporate support or inter-unit computer services to the other company and its subsidiaries.

Financial Matters Agreement

        Marathon and United States Steel have a financial matters agreement that provides for United States Steel's assumption of the obligations under Marathon's outstanding industrial revenue bonds, the capital lease arrangement and the guarantees associated with the other lease and similar obligations referred to above under "The Separation—Assumption of Indebtedness and Other Obligations by United States Steel." Under the financial matters agreement, United States Steel has assumed and agreed to discharge all Marathon's principal repayment, interest payment and other obligations under those industrial revenue bonds and lease and guarantee arrangements described above, including any amounts due on any default or acceleration of any of those obligations, other than any default caused by Marathon. The financial matters agreement also requires United States Steel to use commercially reasonable efforts to have Marathon released from its obligations under a guarantee we have provided with respect to United States Steel's obligations under a partnership agreement among General Electric Credit Corporation of Delaware, Southern Energy Clairton, L.L.C. and United States Steel.

16

        The financial matters agreement also provides that, on or before the tenth anniversary of the Separation, United States Steel will provide for Marathon's discharge from any remaining liability under any of the assumed industrial revenue bonds.

        The financial matters agreement requires Marathon to use commercially reasonable efforts to take all necessary action or refrain from acting so as to assure compliance with all covenants and other obligations under the documents relating to the assumed obligations to avoid the occurrence of a default or the acceleration of the payment obligations under the assumed obligations. The agreement also obligates Marathon to use commercially reasonable efforts to obtain and maintain letters of credit and other liquidity arrangements required under the assumed obligations.

        United States Steel's obligations to Marathon under the financial matters agreement are general unsecured obligations which rank equal to United States Steel's accounts payable and other general unsecured obligations. The financial matters agreement does not contain any financial covenants, and United States Steel is free to incur additional debt, grant mortgages on or security interests in its property and sell or transfer assets without our consent.

License Agreement

        Marathon and United States Steel have entered into a license agreement under which Marathon granted to United States Steel a nonexclusive, fully paid, worldwide license to use the "USX" name and various trade secrets, know-how and intellectual property rights previously used in connection with the business of both companies. The license agreement provides that United States Steel may use these rights solely in the conduct of its internal business. It also provides United States Steel with the right to sublicense these rights to any of its subsidiaries. The license agreement provides for a perpetual term, so long as United States Steel performs its obligations under the agreement.

Insurance Assistance Agreement

        Marathon and United States Steel have an insurance assistance agreement, which provides for:

  •
  the division of responsibility for joint insurance arrangements; and

  •
  the entitlement to insurance claims and the allocation of deductibles with respect to claims associated with pre-Separation periods.

        Under the insurance assistance agreement:

  •
  Marathon is entitled to all rights in and to all claims and is solely liable for the payment of uninsured retentions and deductibles arising out of or relating to pre-Separation events or conditions exclusively associated with the business of the Marathon Group;

  •
  United States Steel is entitled to all rights in and to all claims and is solely liable for the payment of uninsured retentions and deductibles arising out of or relating to pre-Separation events or conditions exclusively associated with the business of the U. S. Steel Group;

  •
  Marathon is entitled to 65% and United States Steel is entitled to 35% of all rights in and to all claims, and Marathon and United States Steel are liable on the same percentage basis for the payment of uninsured retentions and deductibles, arising out of or relating to pre-Separation events or conditions and not related exclusively to either the Marathon Group or the U.S. Steel Group; and

  •
  the cost of extended reporting insurance for pre-Separation periods will be split between Marathon and United States Steel on a 65%-35% basis, respectively, if both companies elect to purchase the same extended reporting insurance.

17

Use of Proceeds

        Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include funding working capital requirements, acquisitions and other capital expenditures, repayment and refinancing of indebtedness and repurchases and redemptions of securities. Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Ratios of Earnings to Fixed Charges and Earnings to
Combined Fixed Charges and Preferred Stock Dividends

        Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated, in each case determined on a total enterprise basis are as follows:

	Year ended December 31,
						Six Months Ended June 30, 2002
	1997	1998	1999	2000	2001
Ratio of earnings to fixed charges	2.55	2.60	4.24	4.06	7.47	3.64

Ratio of earnings to combined fixed charges and preferred stock dividends	2.43	2.51	4.11	3.95	7.26	3.64

The term "earnings" is the amount resulting from adding the following items:

  •
  pre-tax income before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees;

  •
  fixed charges;

  •
  amortization of capitalized interest;

  •
  distributed income of equity investees; and

  •
  share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

and subtracting from the total the following:

  •
  interest capitalized; and

  •
  preference security dividend requirements of consolidated subsidiaries.

For this purpose, "fixed charges" consists of:

  •
  interest on all indebtedness and amortization of debt discount and expense;

  •
  interest capitalized, including discontinued operations;

  •
  an estimate of the portion of annual rental expense on operating leases that represents the interest factor attributable to rentals;

  •
  pre-tax earnings required to cover preferred stock dividend requirements; and

  •
  fixed charges, including discontinued operations, from debt of any entity less than 50% owned, which is guaranteed by us if it is probable that we will have to satisfy the guarantee.

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Description of Debt Securities

        The debt securities this prospectus covers will be Marathon's general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. Marathon will issue senior debt securities under a senior indenture dated February 26, 2002 between Marathon and JPMorgan Chase Bank, as trustee, and Marathon will issue subordinated debt securities under a subordinated indenture dated February 26, 2002 between Marathon and JPMorgan Chase Bank, as trustee. In this description, we sometimes call the senior indenture and the subordinated indenture the "indentures."

        We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the indentures with the SEC as exhibits to the registration statement, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See "Where You Can Find More Information."

        The following description primarily relates to senior debt securities that we may issue under the senior indenture. We have summarized some of the provisions of the subordinated indenture below under the caption "—Subordinated Debt Securities." If we offer subordinated debt securities, we will provide more specific terms in the related prospectus supplement. In this summary description of the debt securities, all references to "Marathon," "we" or "us" mean Marathon Oil Corporation only, unless we state otherwise or the context clearly indicates otherwise.

General

        The senior debt securities will constitute senior debt of Marathon and will rank equally with all its unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all other senior debt of Marathon. Neither indenture limits the amount of debt we may issue under the indentures, and neither limits the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

        Marathon derives substantially all its operating income from, and holds substantially all its assets through, its subsidiaries. As a result, Marathon will depend on distributions of cash flow and earnings of its subsidiaries in order to meet its payment obligations under any debt securities it offers under this prospectus and its other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on Marathon's debt securities or to provide Marathon with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to Marathon and they could agree to contractual restrictions on their ability to make distributions.

        Marathon's right to receive any assets of any subsidiary, and therefore the right of the holders of Marathon's debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if Marathon is a creditor of any subsidiary, Marathon's rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Marathon.

        We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

        We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

19

Terms

        The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

  •
  the dates on which the interest, if any, on the debt securities will be payable, and the regular record dates for the interest payment dates or the method for determining those dates;

  •
  the place or places where payments on the debt securities will be payable;

  •
  the terms and conditions on which the debt securities may, under any optional or mandatory redemption provisions, be redeemed;

  •
  any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or purchase at the option of the holder;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

  •
  any index, formula or other method used to determine the amount of payment of principal of or any premium or interest on the debt securities;

  •
  if other than the currency of the United States of America, the currency of payment of principal of or any premium or interest on the debt securities;

  •
  if, at our election or the election of the holder, the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions on which that election is to be made and the amount so payable;

  •
  if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

  •
  if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

  •
  any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of Marathon or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

  •
  the applicability of the defeasance provisions described below under "—Satisfaction and Discharge; Defeasance under the Senior Indenture," and any conditions under which those provisions will apply;

20

  •
  if the debt securities will be issuable only in the form of a global security as described below under "—Book-entry Debt Securities," the depositary for the debt securities;

  •
  any changes in or additions to the events of default or covenants this prospectus describes;

  •
  the payment of any additional amounts with respect to the debt securities; and

  •
  any other terms of the debt securities.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants Under the Senior Indenture

        Marathon has agreed to two principal restrictions on its activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding, unless the prospectus supplement for the series states otherwise.

  Creation of Certain Liens

        If Marathon or any subsidiary of Marathon mortgages or encumbers as security for money borrowed any property capable of producing oil or gas which (1) is located in the United States and (2) is determined to be a principal property by Marathon's board of directors in its discretion, Marathon will, or will cause such subsidiary to, secure each series of senior debt equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:

  •
  existing on the date of the senior indenture;

  •
  incurred in connection with the acquisition or construction of any property;

  •
  previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of ours;

  •
  in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to us under the provisions of any contract or statute;

  •
  in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;

  •
  in connection with a sale or other transfer of (1) oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchase will realize a specified amount of money or a specified amount of minerals or (2) any interest of the character commonly referred to as an "oil payment" or a "production payment";

  •
  to secure the cost of the repair, construction, improvement, alteration, exploration, development or drilling of all or part of a principal property;

  •
  in various facilities and personal property located at or on a principal property;

  •
  arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

21

  •
  that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.

In addition, Marathon may, and may permit its subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such Mortgage or lien is granted, exceed 10% of our "Consolidated Net Tangible Assets," which the senior indenture defines to mean the aggregate value of all assets of Marathon and its subsidiaries after deducting:

  •
  all current liabilities, excluding all long-term debt due within one year;

  •
  all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and

  •
  all goodwill, patents and trademarks, unamortized debt discount and other similar intangibles;

all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements.

  Limitations on Certain Sale and Leaseback Transactions

        Marathon and its subsidiaries are generally prohibited from selling and leasing back the principal properties described above under "—Creation of Certain Liens." However, this covenant will not apply if:

  •
  the lease is an intercompany lease between Marathon and one of its subsidiaries or between any of its subsidiaries;

  •
  the lease is for a temporary period by the end of which it is intended that the use of the leased property will be discontinued;

  •
  Marathon or a subsidiary of Marathon could mortgage the property without equally and ratably securing the senior debt securities under the covenant described above under the caption "—Creation of Certain Liens";

  •
  the transfer is incident to or necessary to effect any operating, farm-out, farm-in, unitization, acreage exchange, acreage contribution, bottom-hole or dry-hole arrangement or pooling agreement or other agreement of the same general nature relating to the acquisition, exploration, maintenance, development or operation of oil and gas properties in the ordinary course of business or as required by any regulatory agency having jurisdiction over the property; or

  •
  Marathon promptly informs the trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the senior indenture specifies).

        As of the date of this prospectus, neither Marathon nor any subsidiary of Marathon has any property that Marathon's board of directors has determined to be a principal property.

Merger, Consolidation and Sale of Assets

        The senior indenture provides that Marathon may not merge or consolidate with any other entity or sell or convey all or substantially all its assets except as follows:

  •
  Marathon is the continuing corporation or the successor entity (if other than Marathon) is a corporation or other entity organized under the laws of the United States or any state thereof

22

    that expressly assumes the obligations of Marathon under the senior indenture and the outstanding senior debt securities; and

  •
  immediately after the merger, consolidation, sale or conveyance, no event of default under the senior indenture shall have occurred and be continuing.

        On the assumption by the successor of the obligations under the indentures, the successor will be substituted for Marathon, and Marathon will be relieved of any further obligation under the indentures and the debt securities.

Events of Default Under the Senior Indenture

        The senior indenture defines an event of default with respect to the senior debt securities of any series as being:

  (1)
  Marathon's failure to pay interest on any senior debt security of that series when due, continuing for 30 days;

  (2)
  Marathon's failure to pay the principal of or premium on any senior debt security of that series when due and payable;

  (3)
  Marathon's failure to deposit any sinking fund payment when due by the terms of the senior debt securities of that series;

  (4)
  Marathon's failure to perform under any other covenant or warranty applicable to the senior debt securities of that series and not specifically dealt with in the definition of "event of default" for a period of 90 days after written notice to Marathon of that failure;

  (5)
  specified events of bankruptcy, insolvency or reorganization of Marathon; or

  (6)
  any other event of default provided with respect to the senior debt securities of that series.

        The trustee is required to give holders of the senior debt securities of any series written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (4) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

        Marathon is required annually to deliver to the trustee an officer's certificate stating whether or not the signers have any knowledge of any default by Marathon in its performance and observance of any terms, provisions and conditions of the senior indenture.

        In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of Marathon) shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, in the case of any senior debt securities Marathon issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) to be due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization of Marathon occurs, the principal of all the senior debt securities then outstanding (or, in the case of any senior debt securities Marathon issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding senior debt securities of any series affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.

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        Any past default with respect to a series of senior debt securities may be waived on behalf of all holders of those senior debt securities by at least a majority in principal amount of the holders of the outstanding senior debt securities of that series, except a default:

  •
  in the payment of principal of or any premium or interest on any senior debt security of that series; or

  •
  respecting a covenant or provision that cannot be modified without the consent of the holder of each outstanding senior debt security of that series.

Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the senior indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.

        A holder of a senior debt security of any series will be able to pursue any remedy under the senior indenture only if:

  •
  the holder has given prior written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;

  •
  the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made a written request to the trustee to institute proceedings with respect to the event of default;

  •
  the holders making the request have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with the request;

  •
  the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and

  •
  during that 60-day period, the holders of a majority in principal amount of the senior debt securities of that series do not give the trustee a direction inconsistent with the request.

Holders of senior debt securities, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their debt securities on or after its due date.

        It is intended that rights provided for holders under the senior indenture are for the equal and ratable benefit of all such holders.

Modification of the Senior Indenture

        Marathon and the trustee may modify the senior indenture without the consent of the holders of the senior debt securities for one or more of the following purposes:

  •
  to evidence the succession of another person to Marathon;

  •
  to add to covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred on Marathon by the senior indenture;

  •
  to add additional events of default for the benefit of holders of all or any series of senior debt securities;

  •
  to add or change provisions of the senior indenture to allow the issuance of senior debt securities in other forms;

  •
  to add to, change or eliminate any of the provisions of the senior indenture respecting one or more series of senior debt securities under conditions the senior indenture specifies;

  •
  to secure the senior debt securities under the requirements of the senior indenture or otherwise;

24

  •
  to establish the form or terms of senior debt securities of any series as permitted by the senior indenture;

  •
  to evidence the appointment of a successor trustee; or

  •
  to cure any ambiguity or to correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision in the senior indenture, or to make any other provisions with respect to matters or questions arising under the senior indenture as shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

Marathon and the trustee may otherwise modify the senior indenture or any supplemental senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of senior debt securities affected. However, without the consent of the holder of each outstanding senior debt security affected, no modification may:

  •
  change the fixed maturity or reduce the principal amount, reduce the rate or extend the time of payment of any premium or interest thereon, or change the currency in which the senior debt securities are payable, or adversely affect any right of the holder of any senior debt security to require Marathon to repurchase that senior debt security; or

  •
  reduce the percentage of senior debt securities required for consent to any such modification or supplemental indenture.

Satisfaction and Discharge; Defeasance Under the Senior Indenture

        The senior indenture will be satisfied and discharged if:

  •
  Marathon delivers to the trustee all senior debt securities then outstanding for cancellation; or

  •
  all senior debt securities have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and Marathon deposits an amount of cash sufficient to pay the principal of and premium, if any, and interest on those senior debt securities to the date of maturity or redemption.

        In addition to the right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the senior debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the senior debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with the restrictive covenants under the senior indenture, and the related events of default will no longer apply to us, but some of our other obligations under the senior indenture and the senior debt securities of that series, including our obligation to make payments on those senior debt securities, will survive ("covenant defeasance").

        If we defease a series of senior debt securities, the holders of the senior debt securities of the series affected will not be entitled to the benefits of the senior indenture, except for our obligations to:

  •
  register the transfer or exchange of senior debt securities;

  •
  replace mutilated, destroyed, lost or stolen senior debt securities; and

  •
  maintain paying agencies and hold moneys for payment in trust.

25

        As a condition to either legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize gain or loss for federal income tax purposes as a result of the action.

Subordinated Debt Securities

        Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.

  Subordination

        Subordinated debt securities will be subordinate, in right of payment, to all "senior debt," which the subordinated indenture defines to mean, with respect to Marathon, the principal of and premium, if any, and interest on:

  •
  all indebtedness of Marathon, whether outstanding on the date of the subordinated indenture or subsequently created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  any indebtedness of others of the kinds described in the preceding clause for the payment of which Marathon is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

  •
  amendments, renewals, extensions and refundings of any indebtedness described in the two preceding clauses, unless in any instrument or instruments evidencing or securing that indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the subordinated debt securities of any series.

  Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions

        The prospectus supplement for a particular series of subordinated debt securities will include some or all of the specific terms discussed above under "—General" and "—Terms." Additionally, the prospectus supplement may contain subordination provisions (to the extent that those provisions might differ from those provided in the subordinated indenture) and, if applicable, conversion or exchange provisions.

  Modification of the Subordinated Indenture

        The subordinated indenture may be modified by Marathon and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes we discuss above under "—Modification of the Senior Indenture." Additionally, Marathon and the trustee may modify the subordinated indenture to make provision with respect to any conversion or exchange rights as contemplated in that indenture.

  Defeasance of Subordinated Debt Securities

        The subordination of the subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see "—Satisfaction and Discharge; Defeasance Under the Senior Indenture.") On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding subordinated debt securities, those debt securities will cease to be subordinated.

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Governing Law

        New York law will govern the indentures and the debt securities.

The Trustee

        JPMorgan Chase Bank is the trustee under each of the indentures. JPMorgan Chase Bank is also the trustee under a senior indenture dated June 14, 2002 among Marathon Global Funding Corporation, as issuer, Marathon, as guarantor, and JPMorgan Chase Bank (the "Marathon Global Indenture"). As of June 30, 2002, $1.45 billion in aggregate principal amount of our senior unsecured notes was outstanding under the senior indenture and $400 million in aggregate principal amount of Marathon Global Funding Corporation's senior unsecured notes, fully and unconditionally guaranteed by Marathon, was outstanding under the Marathon Global Indenture.

        If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

        Each indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue in registered form under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. No service charge will be made for any registration of transfer or exchange of those securities. Marathon or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

        In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

  •
  during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

  •
  if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At

27

our option, we may make payments by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us on our written request any funds they hold for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-entry Debt Securities

        We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Description of Stock Purchase Contracts
and Stock Purchase Units

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as "stock purchase units," consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

Description of Capital Stock

        Marathon's authorized capital stock consists of:

  •
  550,000,000 shares of common stock; and

  •
  26,000,000 shares of preferred stock, issuable in series.

Each authorized share of common stock has a par value of $1.00. The authorized shares of preferred stock have no par value. As of July 31, 2002, 309,815,967 shares of common stock were issued and

28

outstanding, including 2,350,011 shares of common stock that we had repurchased and were holding as treasury shares. As of July 31, 2002, no shares of Marathon's preferred stock were issued and outstanding.

        In the discussion that follows, we have summarized provisions of Marathon's restated certificate of incorporation and by-laws relating to its capital stock, as well as provisions of the rights agreement between Marathon and National City Bank, as rights agent. You should read the provisions of the restated certificate of incorporation, by-laws and rights agreement as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. See "Where You Can Find More Information."

Common Stock

        Each share of common stock has one vote in the election of each director and on all other matters voted on generally by the stockholders. No share of common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Marathon's board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting Marathon.

        Holders of common stock will be entitled to dividends in such amounts and at such times as Marathon's board of directors in its discretion may declare out of funds legally available for the payment of dividends. Dividends on the common stock will be paid at the discretion of Marathon's board of directors after taking into account various factors, including:

  •
  our financial condition and performance;

  •
  our cash needs and capital investment plans;

  •
  our obligations to holders of any preferred stock we may issue;

  •
  income tax consequences; and

  •
  the restrictions Delaware and other applicable laws and our credit arrangements then impose.

In addition, the terms of the loan agreements, indentures and other agreements we enter into from time to time may restrict the payment of cash dividends.

        If Marathon liquidates or dissolves its business, the holders of common stock will share ratably in all assets available for distribution to stockholders after Marathon's creditors are paid in full and the holders of all series of Marathon's outstanding preferred stock, if any, receive their liquidation preferences in full.

        The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock Marathon may offer and sell under this prospectus will also be fully paid and nonassessable.

        Marathon's outstanding shares of the common stock are listed on the New York Stock Exchange, the Pacific Stock Exchange and the Chicago Stock Exchange and trade under the symbol "MRO." Any additional shares of common stock Marathon may offer and sell under this prospectus will also be listed on those stock exchanges.

        The transfer agent and registrar for the common stock is National City Bank.

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Preferred Stock

        At the direction of its board of directors, without any action by the holders of its common stock, Marathon may issue one or more series of preferred stock from time to time. Marathon's board of directors can determine the number of shares of each series of preferred stock and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

        The prospectus supplement relating to any series of preferred stock Marathon offers will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the series designation of the preferred stock;

  •
  the maximum number of shares of the series;

  •
  the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

  •
  any liquidation preference;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;

  •
  any terms for the conversion or exchange of the preferred stock for any other securities;

  •
  any voting rights; and

  •
  any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

        Any preferred stock Marathon offers and sells under this prospectus will be fully paid and nonassessable.

        The registration statement will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference. You should read that document for provisions that may be important to you.

        The existence of undesignated preferred stock may enable Marathon's board of directors to render more difficult or to discourage an attempt to obtain control of Marathon by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of its management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

The Rights Agreement

        Marathon has entered into a rights agreement with National City Bank, as rights agent, providing for the issuance of preferred stock purchase rights to holders of common stock. Under the plan, each share of common stock currently includes one right to purchase from Marathon one one-hundredth of a share of its series A junior preferred stock at an exercise price of $110.00 per unit, subject to adjustment. We have summarized selected provisions of the rights agreement below. You should read the rights agreement for more details regarding the provisions described below and for other provisions that may be important to you. We have filed a copy of the rights agreement with the SEC, and it is

30

incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information."

        Under the rights agreement, each right will become exercisable, subject to some exceptions the rights agreement specifies, after any person or group of affiliated or associated persons has become an "acquiring person" by acquiring, obtaining the right to acquire or making a tender or an exchange offer for 15% or more of the outstanding voting power represented by Marathon's outstanding common stock, except pursuant to a qualifying all-cash tender offer for all outstanding common stock which results in the offeror's owning common stock representing a majority of the voting power (other than common stock beneficially owned by the offeror immediately prior to the offer) (a "qualifying offer").

        If the rights become exercisable, each right will entitle the holder, other than the acquiring person or group, to purchase one one-hundredth of a share of Marathon's series A junior preferred stock by paying the exercise price. Following the acquisition by any person or group of affiliated or associated persons of 15% or more of the outstanding voting power represented by Marathon's outstanding common stock (other than pursuant to a qualifying offer), each holder other than the acquiring person or group may purchase shares of Marathon common stock (or, in some circumstances, cash, property or other securities of Marathon) having a market value of twice the exercise price. After a person or group of affiliated or associated persons has acquired 15% or more of the outstanding voting power, if Marathon engages in a merger or other business combination where it is not the surviving corporation or where it is the surviving corporation and its common stock is changed or exchanged, or if 50% or more of its assets, earnings power or cash flow is sold or transferred, each right will entitle the holder to purchase common stock of the acquiring entity having a market value of twice the exercise price.

        Marathon's board of directors may, at any time until ten days after the public announcement that a person or group of affiliated or associated persons has become an acquiring person, cause Marathon to redeem the rights in whole, but not in part, at a redemption price of $.01 per right, subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At its option, Marathon may pay that redemption price in cash, shares of its common stock or any other consideration its board of directors selects. After a person becomes an acquiring person, the right of redemption is subject to some limitations. The agreement does not, however, prevent a stockholder from conducting a proxy contest to remove and replace members of Marathon's board with directors who then vote to redeem the rights, if those actions are taken prior to the time that the stockholder becomes an acquiring person. The rights will not be exercisable after a person or group of affiliated or associated persons has become an acquiring person until the rights are no longer redeemable. If Marathon's board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

        The number of outstanding rights associated with a share of common stock, the number of fractional shares of series A junior preferred stock issuable on exercise of a right and the exercise price of the rights are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock. The exercise price of the rights and the number of fractional shares of series A junior preferred stock or other securities or property issuable on exercise of the rights also are subject to adjustment from time to time to prevent dilution in the event of some transactions affecting the series A junior preferred stock.

        Under some circumstances, Marathon's board of directors has the option to exchange one share of common stock for each exercisable right, subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of exchange.

        The rights will expire on October 9, 2009, unless Marathon's board of directors determines to extend that expiration date or to redeem or exchange the rights on some earlier date.

        Until a right is exercised, the holder thereof, as such, will have no rights to vote or receive dividends or any other rights as a stockholder.

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        The rights have anti-takeover effects. They will cause severe dilution to any person or group that attempts to acquire Marathon without the approval of its board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire Marathon, even if the acquisition may be favorable to the interests of its stockholders. Because Marathon's board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination that Marathon's board of directors approves.

Limitation on Directors' Liability

        Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Marathon's restated certificate of incorporation limits the liability of the members of its board of directors by providing that no director will be personally liable to Marathon or its stockholders for monetary damages for any breach of the director's fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Marathon or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

  •
  for any transaction from which the director derived an improper personal benefit.

        This provision could have the effect of reducing the likelihood of derivative litigation against Marathon's directors and may discourage or deter Marathon's stockholders or management from bringing a lawsuit against Marathon's directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Marathon and its stockholders. Marathon's by-laws provide indemnification to its officers and directors and other specified persons with respect to their conduct in various capacities.

Statutory Business Combination Provision

        As a Delaware corporation, Marathon is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a Delaware corporation's outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years following the date that person became an interested stockholder unless:

  •
  before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;

  •
  on completion of the transaction that resulted in that person's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

32

  •
  following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.

        Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if a majority of the directors who were directors prior to any person's becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Other Matters

        Some of the provisions of Marathon's restated certificate of incorporation and by-laws discussed below may have the effect, either alone or in combination with the provisions of Marathon's restated certificate of incorporation that we have discussed above, the Marathon rights agreement and Section 203 of the Delaware General Corporation Law, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that Marathon's board of directors opposes but that a stockholder might consider to be in its best interest.

        Marathon's restated certificate of incorporation provides that its stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Marathon's by-laws provide that only its board of directors may call a special meeting of its stockholders.

        Marathon's restated certificate of incorporation provides for a classified board of directors. Marathon's board of directors is divided into three classes, with the directors of each class as nearly equal in number as possible. At each annual meeting of Marathon's stockholders, the term of a different class of Marathon's directors will expire. As a result, the stockholders will elect approximately one-third of Marathon's board of directors each year. Board classification could prevent a party who acquires control of a majority of Marathon's outstanding voting stock from obtaining control of its board of directors until the second annual stockholders' meeting following the date that party obtains that control.

        Marathon's restated certificate of incorporation provides that the number of directors will be fixed from time to time by, or in the manner provided in, its by-laws, but will not be less than three. It also provides that directors may be removed only for cause. This provision, along with provisions authorizing the board of directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

        Marathon's by-laws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to the board of directors at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. A stockholder proposing to nominate a person for election to the board of directors or proposing that any other action be taken at an annual meeting of stockholders must give Marathon's corporate secretary written notice of the proposal not less than 45 days and not more than 75 days before the first anniversary of the date on which Marathon first mailed its proxy materials for the immediately preceding year's annual meeting of stockholders. These stockholder proposal deadlines are subject to exceptions if the pending annual meeting date is more than 30 days prior to or more than 30 days after the first anniversary of the immediately preceding year's annual meeting. Marathon's by-laws prescribe specific information that any such stockholder notice must contain. These advance-notice provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging

33

or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to Marathon and its stockholders.

        Marathon's restated certificate of incorporation provides that its stockholders may adopt, amend and repeal its by-laws at any regular or special meeting of stockholders by an affirmative vote of at least two-thirds of the shares outstanding and entitled to vote on that action, provided the notice of intention to adopt, amend or repeal the by-laws has been included in the notice of that meeting.

Description of Warrants

        Marathon may issue warrants to purchase debt securities, common stock, preferred stock or other securities. Marathon may issue warrants independently or together with other securities. Warrants issued with other securities may be attached to or separate from those other securities. If Marathon issues warrants, it will do so under one or more warrant agreements between Marathon and a warrant agent that we will name in the prospectus supplement.

        If Marathon offers any warrants, we will file the forms of warrant certificate and warrant agreement with the SEC, and you should read those documents for provisions that may be important to you.

        The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other terms of the warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

        Marathon may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent

34

provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

        Marathon may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

  •
  shorten the period of time during which the warrants may be exercised; or

  •
  otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

        The warrant agent will act solely as Marathon's agent and will not assume any agency or trust obligation or relationship for or with any holder or beneficial owner of warrants. The warrant agent will not have any duty or responsibility if Marathon defaults under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

Plan of Distribution

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities from us;

  •
  the net proceeds we will receive from the sale of the securities;

  •
  the place and time of delivery of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The

35

underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we use underwriters in the sale of the offered securities, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase our securities until the distribution of the offered securities is completed. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the offered securities.

        In connection with an underwritten offering, the underwriters may make short sales of the offered securities and may purchase our securities on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are made in an amount not greater than the over-allotment option we may grant to the underwriters in connection with the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our securities in the open market. In determining the source of securities to close out the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase our securities in the open market to reduce the selling group members' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases or those purchases could prevent or retard a decline in the price of the security. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        Neither we nor the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

36

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the prospectus supplement describes. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

        Baker Botts L.L.P., Houston, Texas, our outside counsel, will issue an opinion about the legality of any securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

        The financial statements and the financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Marathon Oil Corporation for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

        Marathon files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials filed by Marathon, including materials it filed under its former name, USX Corporation, with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information Marathon files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about Marathon at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

37

        This prospectus is part of a registration statement Marathon has filed with the SEC relating to the securities. This prospectus does not contain all the information the registration statement sets forth or includes in its exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC's public reference room or through its Web site.

        The SEC allows us to "incorporate by reference" the information Marathon files with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Marathon files with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below, and any future filings Marathon makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the offered securities are sold or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement:

  •
  our annual report on Form 10-K for the year ended December 31, 2001;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

  •
  our current reports on Form 8-K filed January 3, 2002 (as amended by a Form 8-K/A filed on January 16, 2002), February 27, 2002, March 4, 2002, May 29, 2002 and June 21, 2002;

  •
  the description of the common stock included in our Form 8 amendment to the registration statement on Form 8-B filed with the SEC on April 11, 1991; and

  •
  the description of the rights to purchase preferred stock included in our registration statement on Form 8-A filed with the SEC on September 28, 1999, as amended.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning Marathon at the following address:

    Marathon Oil Corporation
    5555 San Felipe Road
    Houston, Texas 77056-2723
    Attention: Corporate Secretary
    Telephone: (713) 629-6600

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement or pricing supplement. We have not authorized any person (including any salesman or broker) to provide information other than that which this prospectus or any prospectus supplement or pricing supplement provides. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on its cover page or that any information in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Accordingly, we urge you to review each document we subsequently file with the SEC and incorporate by reference as described above for updated information.

38

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 6, 2002

Prospectus

$2,735,719,300
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units

Marathon Financing Trust I
Marathon Financing Trust II
Trust preferred securities fully and unconditionally guaranteed, as described herein by
Marathon Oil Corporation
5555 San Felipe Road, Houston, Texas 77056-2723, (713) 629-6600

The Trusts

        Marathon Oil Corporation formed Marathon Financing Trust I and Marathon Financing Trust II for the purpose of issuing trust preferred securities.

The Offering

Trust preferred securities

        The trusts may offer from time to time trust preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their trust preferred securities to purchase Marathon's debt securities.

Debt Securities

        Marathon may offer from time to time its debt securities to the trusts. The debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved. The debt securities may be convertible into shares of Marathon's common stock. The debt securities will be unsecured. We will indicate the type of debt securities to be issued in a prospectus supplement.

Guarantees

        Marathon will guarantee the trusts' payment obligations on the trust preferred securities as described in this prospectus and the prospectus supplement. We will provide the specific terms of the guarantees in a prospectus supplement.

Stock Purchase Contracts

        Marathon may issue stock purchase contracts obligating holders to purchase from Marathon a specified number of shares of common stock in the future. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase common stock under the stock purchase contracts. We will provide the specific terms of the stock purchase contracts and stock purchase units in a prospectus supplement.

        Marathon's common stock is listed on the New York Stock Exchange, the Pacific Stock Exchange and the Chicago Stock Exchange under the symbol "MRO."

Consider carefully the Risk Factors beginning on page 6.
We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2002.

About This Prospectus
Summary Information—Q&A
The Company
Risk Factors
Forward-Looking Statements
The Separation
Relationship Between Marathon and United States Steel After the Separation
Use of Proceeds
Accounting Treatment Relating to Trust Securities
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends
The Trusts
Description of the Trust Preferred Securities
Description of the Trust Preferred Securities Guarantees
Description of Debt Securities
Description of Stock Purchase Contracts and Stock Purchase Units
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information

About This Prospectus

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a "shelf" registration process. The registration statement also includes a prospectus under which Marathon may offer from time to time its senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants, stock purchase contracts and stock purchase units. Under the shelf process, we may offer any combination of the securities this prospectus describes in one or more offerings with a total initial offering price of up to $2,735,719,300. This prospectus provides you with a general description of the trust preferred securities, the debt securities to be issued by Marathon, the Marathon common stock into which the debt securities may be convertible or which may be issued pursuant to Marathon's stock purchase contracts, Marathon's guarantees, Marathon's stock purchase contracts and Marathon's stock purchase units. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information this prospectus contains. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        We have not included separate financial statements of the trusts in this prospectus. We do not consider that these financial statements are material to holders of the trust preferred securities because:

  •
  each trust is a newly created special purpose entity;

  •
  neither trust has any operating history or independent operations; and

  •
  neither trust is engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in, holding and disposing of Marathon's debt securities in accordance with its declaration of trust and engaging in related activities.

        Furthermore, the combination of Marathon's obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

Summary Information—Q&A

        This summary provides a brief overview of the key aspects of the trusts, the trust preferred securities, the stock purchase contracts and the stock purchase units. The term "trust" refers to the Marathon Financing Trust for the specific transaction. This summary does not contain all information that is important to you. We encourage you to read carefully this prospectus and the prospectus supplement to understand fully the terms of the securities that are important to you in making a decision about whether to invest.

What are the trust preferred securities?

        Each trust preferred security represents an undivided beneficial interest in the assets of a trust. Each trust preferred security will entitle the holder to receive distributions as described in this prospectus and the prospectus supplement.

Who are the trusts?

        Each of Marathon Financing Trust I and Marathon Financing Trust II is a Delaware statutory trust. The principal office of each trust is 5555 San Felipe Road, Houston, Texas 77056-2723 and the telephone number is (713) 629-6600.

        Marathon will own all common securities of each trust. Each trust will use the proceeds from the sale of the trust preferred securities and the trust common securities to purchase a series of Marathon's debt securities with substantially the same financial terms as the trust preferred securities. The debt securities may be junior subordinated debt securities, subordinated debt securities or senior debt securities. We will specify the type of debt security in the prospectus supplement. The trusts exist only to issue the trust preferred and trust common securities, invest in, hold and dispose of Marathon's debt securities in accordance with its declaration of trust and engage in related activities.

        There will be five trustees of each trust. Three of them, referred to as regular trustees, will be officers or employees of Marathon. The Bank of New York will act as the property trustee of each trust, and The Bank of New York (Delaware) will act as the Delaware trustee of each trust.

        We will provide in the prospectus supplement additional information about the issuing trust.

When will you receive distributions on the trust preferred securities?

        The only source of cash to make payments on the trust preferred securities issuable by each trust will be payments on the debt securities it purchases from Marathon.

        If you purchase trust preferred securities, you are entitled to receive cash distributions at the rate specified in the prospectus supplement. Unless we inform you otherwise in the prospectus supplement, distributions will accumulate from the date the trust issues the trust preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement. We may, however, defer distributions as described below.

When will payment of your distributions be deferred?

        If Marathon defers interest payments on the debt securities held by a trust, the trust will defer distributions on the related trust preferred securities. We will describe in the prospectus supplement any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities.

        During any deferral period, except as described on page 27, Marathon will not be permitted to:

  •
  declare or pay a dividend on its shares of capital stock;

  •
  except in limited circumstances, redeem, purchase, acquire or make a distribution or liquidation payment on any of its shares of capital stock;

  •
  make a payment on or repay, repurchase or redeem any debt that ranks equally with or junior to the debt securities; or

  •
  make a guarantee payment on any guarantee by Marathon of the debt of any of its subsidiaries if that guarantee ranks equally with or junior to the debt securities.

What are Marathon's guarantees of the trust preferred securities?

        Under the trust preferred securities guarantees, to the extent provided herein, Marathon will irrevocably and unconditionally guarantee that if it makes a payment on the debt securities to the relevant trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the related trust preferred securities, then Marathon will make the payments directly to the holders of the trust preferred securities.

        The following obligations of Marathon taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities:

  •
  its obligations to make payments on the debt securities; and

  •
  its obligations under the trust preferred securities guarantees and its obligations under the amended and restated declaration of trust, which establishes the terms of the trust.

We will provide the specific terms of the guarantees in a prospectus supplement.

When could the debt securities be distributed to you?

        Unless we inform you otherwise in the prospectus supplement, the holder of the trust common securities has the right to dissolve the trust at any time. If the trust is dissolved, after satisfaction of the trust's creditors, the trust may distribute debt securities on a proportionate basis to the holders of trust preferred and trust common securities.

Will the trust preferred securities be listed on a stock exchange?

        If specified in the prospectus supplement, we will apply to list the trust preferred securities on the stock exchange specified.

Will holders of the trust preferred securities have any voting rights?

        Generally, the holders of the trust preferred securities will not have any voting rights.

What are the stock purchase contracts?

        The stock purchase contracts are contracts obligating holders to purchase from Marathon, and Marathon to sell to the holders, a specified number of shares of Marathon's common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

What are the stock purchase units?

        Each stock purchase unit consists of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contract.

The Company

        Marathon Oil Corporation, a Delaware corporation ("Marathon"), is a fully integrated oil and gas company. Marathon is engaged in:

  •
  worldwide exploration and production of crude oil and natural gas;

  •
  domestic refining, marketing and transportation of petroleum products primarily through its 62% owned subsidiary, Marathon Ashland Petroleum LLC ("MAP"); and

  •
  other energy related businesses.

        On December 31, 2001, in a transaction we refer to as the "Separation," we separated our businesses into two companies and changed our name from USX Corporation to Marathon Oil Corporation. As a result of the Separation, United States Steel Corporation ("United States Steel") now conducts the business of our former U.S. Steel Group as a separate, publicly owned corporation. Marathon and its subsidiaries are continuing the business of the Marathon Group. See "The Separation."

        In this prospectus, we refer to Marathon, its wholly owned and majority owned subsidiaries and its ownership interest in equity affiliates as "we" or "us," unless we specifically state otherwise or the context indicates otherwise. Our principal executive offices are located at 5555 San Felipe Road, Houston, Texas 77056-2723, and our telephone number at that location is (713) 629-6600.

Risk Factors

        You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

Risks Related to the Separation

United States Steel has various financial and other obligations which its failure to perform could materially adversely affect us.

        In connection with the Separation, United States Steel agreed to hold us harmless from and against various liabilities, including (amounts as of June 30, 2002):

  •
  $470 million of industrial revenue bonds related to environmental improvement projects for current and former United States Steel facilities, with maturities ranging from 2009 through 2033 (accrued interest payable on those bonds was $6 million at June 30, 2002);

  •
  $84 million of sale-leaseback financing under a lease for equipment at United States Steel's Fairfield Works, with a term extending to 2012, subject to extensions (accrued interest payable on that financing was $5 million at June 30, 2002);

  •
  $104 million of operating lease obligations, of which $89 million was in turn assumed by purchasers of major equipment used in plants and operations divested by United States Steel;

  •
  a guarantee of United States Steel's $22 million contingent obligation to repay certain distributions from its 50% owned joint venture PRO-TEC Coating Company;

  •
  a guarantee of all obligations of United States Steel as general partner of Clairton 1314B Partnership, L.P. to the limited partners. United States Steel has no unpaid outstanding obligations to those limited partners; and

  •
  any federal income tax liabilities that arise from the Separation through a fault of United States Steel.

See "—Financial Matters Agreement" and "—Tax Sharing Agreement" under "Relationship Between Marathon and United States Steel After the Separation." If United States Steel fails to perform these agreements, our claims against it would constitute general unsecured claims subordinate to the claims of secured creditors and that failure could materially adversely affect us.

        In addition, we could be contingently liable for other obligations associated with the business of United States Steel, as more fully described under "Relationship Between Marathon and United States Steel After the Separation—Financial Matters Agreement."

        As a stand-alone company, United States Steel will need to fund any of its negative operating cash flow from external sources, and adequate sources may be unavailable or the cost of that funding may adversely impact United States Steel. United States Steel is more highly leveraged than we are, has a noninvestment grade credit rating and has granted security interests in some of its assets, including its accounts receivable and inventory. The steel business is highly competitive, and a large number of industry participants have sought protection under bankruptcy laws in recent periods.

        The enforceability of our claims against United States Steel could become subject to the effect of any bankruptcy, fraudulent conveyance or transfer or other law affecting creditors' rights generally, or of general principles of equity, which might become applicable to those claims or other claims arising from the facts and circumstances in which the Separation was effected. Under fraudulent conveyance or transfer laws, for example, unsecured obligations of a debtor which a court finds the debtor to have incurred while insolvent or undercapitalized could be subordinated in right of payment to other unsecured claims against the debtor.

        Under applicable law and regulations, we also may be liable for any defaults by United States Steel in the performance of its obligations to pay federal income taxes, fund its ERISA pension plans and pay other obligations respecting periods prior to the effective date of the Separation.

The transfer by our former parent entity to us of ownership of the businesses representing the Marathon Group could be attacked under fraudulent conveyance or transfer laws by or on behalf of creditors of United States Steel, and any such attack, if successful, could materially adversely affect us and the value of our securities.

        In July 2001, USX Corporation ("Old USX") effected a reorganization of the ownership of its businesses in which:

  •
  it created Marathon as its publicly owned parent holding company and transferred ownership of the businesses representing the Marathon Group to Marathon; and

  •
  it merged into a newly formed subsidiary which survives as United States Steel.

Prior to this reorganization, the assets of Old USX available to satisfy its then existing and future creditors included its ownership interest in the businesses representing the Marathon Group.

        If a court in a bankruptcy case respecting United States Steel or a lawsuit brought by its creditors or their representative were to find that, under the applicable state fraudulent conveyance or transfer law or corresponding provisions of the federal bankruptcy code:

  •
  the transfer by Old USX to us of ownership of the businesses representing the Marathon Group or related transactions were undertaken by Old USX with the intent of hindering, delaying or defrauding its existing or future creditors; or

  •
  Old USX received less than reasonably equivalent value or fair consideration, or no value or consideration, in connection with those transactions, and either it or United States Steel

  •
  was insolvent or rendered insolvent by reason of those transactions,

    •
    was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or

    •
    intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then that court could determine those transactions entitled one or more classes of creditors of United States Steel to equitable relief from us. Such a determination could permit the unpaid creditors to obtain recovery from us or could result in other actions detrimental to the holders of our debt and equity securities. The measure of insolvency for purposes of these considerations would vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if either:

  •
  the sum of its debts and liabilities, including contingent liabilities, was greater than the value of its assets, at a fair valuation; or

  •
  the fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

The Separation may become taxable under section 355(e) of the Internal Revenue Code if capital stock representing a 50% or greater interest in either Marathon or United States Steel is acquired as part of a plan that includes the Separation.

        The Separation may become taxable to Marathon under section 355(e) of the Internal Revenue Code of 1986 if capital stock representing a 50% or greater interest in either Marathon or United States Steel is acquired, directly or indirectly, as part of a plan or series of related transactions that include the Separation. For this purpose, a "50% or greater interest" means capital stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of capital stock. If section 355(e) applies, the amount of the tax could be material. If an acquisition occurs that results in the Separation being taxable under section 355(e), the tax sharing agreement described below under "Relationship Between Marathon and United States Steel After the Separation—Tax Sharing Agreement" provides that the resulting corporate tax liability will be borne by the party involved in that acquisition transaction.

Risks Related to Our Business

A substantial or extended decline in oil or gas prices would have a material adverse effect on us.

        Prices for oil and gas fluctuate widely. Our revenues, operating results and future rate of growth are highly dependent on the prices we receive for our oil, gas and refined products. Historically, the markets for oil, gas and refined products have been volatile and may continue to be volatile in the future. Many of the factors influencing prices of oil, gas and refined products are beyond our control. These factors include:

  •
  worldwide and domestic supplies of oil and gas;

  •
  weather conditions;

  •
  the ability of the members of OPEC to agree to and maintain oil price and production controls;

  •
  political instability or armed conflict in oil-producing regions;

  •
  the price and level of foreign imports;

  •
  the level of consumer demand;

  •
  the price and availability of alternative fuels;

  •
  the availability of pipeline capacity; and

  •
  domestic and foreign governmental regulations and taxes.

        The long-term effects of these and other conditions on the prices of oil and gas are uncertain.

        Lower oil and gas prices may reduce the amount of oil and gas that we produce, which may adversely affect our revenues and operating income. Significant reductions in oil and gas prices may require us to reduce our capital expenditures.

        Terrorists' attacks on the United States may directly and indirectly negatively affect our operating results. The national and global responses to terrorists' attacks, including military, diplomatic and financial responses and any possible reprisals as a consequence of unilateral U.S. actions and/or allied actions, may materially adversely affect us in ways we cannot predict at this time.

Our oil and gas reserve data and future net revenue estimates are uncertain.

        Estimates of reserves by necessity are projections based on engineering data, the projection of future rates of production and the timing of future expenditures. We base the estimates of our proved oil and gas reserves and projected future net revenues on reserve reports we prepare. The process of estimating oil and gas reserves requires substantial judgment on the part of the petroleum engineers, resulting in imprecise determinations, particularly with respect to new discoveries. Different reserve engineers may make different estimates of reserve quantities and revenues attributable to those reserves based on the same data. Future performance that deviates significantly from the reserve reports could have a material adverse effect on our business and prospects.

        Fluctuations in the price of oil and natural gas have the effect of significantly altering reserve estimates, because the economic projections inherent in the estimates may reduce or increase the quantities of commercially recoverable reserves. We may not realize the prices our reserve estimates reflect or produce the estimated volumes during the periods those estimates reflect. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates.

        Any downward revision in our estimated quantities of reserves could have adverse consequences on our financial results, such as decreasing earnings, which may result in noncash losses and impairment charges.

If we fail to acquire or find additional reserves, our reserves and production will decline materially from their current levels.

        The rate of production from oil and gas properties generally declines as reserves are depleted. Except to the extent we acquire additional properties containing proved reserves, conduct successful exploration and development activities or, through engineering studies, identify additional behind-pipe zones or secondary recovery reserves, our proved reserves will decline materially as oil and gas is produced. Future oil and gas production is, therefore, highly dependent on our level of success in acquiring or finding additional reserves. Because we are smaller than many of our competitors, we have fewer reserves and will be at an even greater disadvantage in relation to our competitors if we fail to acquire or find additional reserves.

Increases in crude oil prices and environmental regulations may adversely affect our refined product margins.

        We conduct domestic refining, marketing and transportation operations primarily through MAP. MAP conducts its operations mainly in the Midwest, the Southeast, the Ohio River Valley and the upper Great Plains. The profitability of these operations depends largely on the margin between the cost of crude oil and other feedstocks MAP refines and the selling prices it obtains for refined products. MAP's overall profitability could be adversely affected by availability of supply and rising crude oil and other feedstock prices which it does not recover in the marketplace. Refined product margins have been historically volatile and vary with the level of economic activity in the various marketing areas, the regulatory climate, logistical capabilities and the available supply of refined products.

        In addition, environmental regulations, particularly the 1990 Amendments to the Clean Air Act, have imposed, and are expected to continue to impose, increasingly stringent and costly requirements on refining and marketing operations, which may have an adverse effect on margins.

The oil and gas exploration and production industry is very competitive, and many of our exploration and production competitors have greater financial and other resources than we do.

        Strong competition exists in all sectors of the oil and gas exploration and production industry and, in particular, in the exploration and development of new reserves. We compete with major integrated and independent oil and gas companies for the acquisition of oil and gas leases and other properties, for the equipment and labor required to develop and operate those properties and in the marketing of oil and natural gas to end-users. Many of our competitors have financial and other resources substantially greater than those available to us. As a consequence, we may be at a competitive disadvantage in bidding for drilling rights. In addition, many of our larger competitors may be better able to respond to factors that affect the demand for oil and natural gas production, such as changes in worldwide prices and levels of production, the cost and availability of alternative fuels and the application of government regulations. We also compete in attracting and retaining personnel, including geologists, geophysicists and other specialists. We may not be able to attract or retain technical personnel in the future.

Environmental compliance and remediation could result in increased capital requirements and operating costs.

        Our businesses are subject to numerous laws and regulations relating to the protection of the environment. We have incurred and will continue to incur substantial capital, operating and maintenance, and remediation expenditures as a result of these laws and regulations. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of contamination may require us to make material expenditures or subject us to liabilities that we currently do not anticipate. In addition, any failure by us to comply with existing or future laws could result in civil or criminal fines and other enforcement action against us.

        Our operations and those of our predecessors could expose us to civil claims by third parties for alleged liability resulting from contamination of the environment or personal injuries caused by releases of hazardous substances. For example:

  •
  we are investigating or remediating contamination at several formerly and currently owned sites; and

  •
  we have been identified as a potentially responsible party at several Superfund sites where we or our predecessors are alleged to have disposed of wastes in the past.

        Environmental laws are subject to frequent change and many of them have become more stringent. In some cases, they can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and impose liability on us for the conduct of others or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them.

        Of particular significance to MAP are the new Tier II Fuels regulations issued by the U.S. Environmental Protection Agency. These rules require substantially reduced sulfur levels in the manufacture of gasoline and diesel fuel. We estimate that MAP's combined capital cost to achieve compliance with these rules could amount to approximately $700 million between 2002 and 2006. This is only a preliminary estimate because of the ongoing evolution of regulatory requirements. Some factors that could potentially affect MAP's gasoline and diesel fuel compliance costs include obtaining the necessary construction and environmental permits, operating considerations and unforeseen hazards, such as weather conditions. To the extent these expenditures are not ultimately reflected in the prices of our products and services, our operating results will be adversely affected.

        In connection with government inspections at some of our refineries, we have received a number of notices of violations of environmental laws from the U.S. Environmental Protection Agency and state environmental agencies. In some cases, we have entered into consent decrees or orders that require us to pay fines or install pollution controls to settle our alleged liability. For example, MAP agreed to settle alleged violations of several environmental laws, including New Source Review regulations under the Federal Clean Air Act, with a global consent decree signed on May 11, 2001. The agreement requires MAP to install environmental control equipment which we expect to require approximately $300 million in capital expenditures over an eight-year period, pay a $3.8 million fine and perform supplemental environmental projects which we expect to cost approximately $8 million. These supplemental environmental projects are being undertaken as part of a settlement of this enforcement action for the alleged Clean Air Act violations.

Our reliance on our foreign production of oil and gas exposes us to risks from abroad, which could negatively affect our results of operations.

        Our production of oil and gas outside of the United States accounted for 40%, 36%, 39% and 36%, respectively, of our total production volume in the six months ended June 30, 2002 and the years 2001, 2000 and 1999. Development of new production properties in countries outside the United States may require protracted negotiations with host governments, national oil companies and third parties and is frequently subject to economic and political considerations, such as taxation, nationalization, inflation, currency fluctuations, increased regulation and approval requirements and governmental regulation, which could adversely affect the economics of projects.

Our operations are subject to business interruptions and casualty losses, and we do not insure against all potential losses and could be seriously harmed by unexpected liabilities.

        Our exploration and production operations are subject to unplanned occurrences, including blowouts, explosions, fires, loss of well control, spills, adverse weather, labor disputes and maritime accidents. In addition, our refining, marketing and transportation operations are subject to business interruptions due to scheduled refinery turnarounds and unplanned events such as explosions, fires, pipeline interruptions, crude oil or refined product spills, inclement weather or labor disputes. They are also subject to the additional hazards of marine operations, such as capsizing, collision and damage or loss from severe weather conditions. We maintain insurance against many, but not all, potential losses or liabilities arising from these operating hazards in amounts that we believe to be prudent. Uninsured losses and liabilities arising from operating hazards could reduce the funds available to us for exploration, drilling and production and could have a material adverse effect on our financial position or results of operations.

As a holding company with no operations of its own, Marathon will depend on distributions from its subsidiaries to make payments on any debt securities it offers under this prospectus, and provisions of applicable law or contractual restrictions could limit the amount of those distributions.

        Marathon derives substantially all its operating income from, and holds substantially all its assets through, its subsidiaries. As a result, Marathon will depend on distributions of cash flow and earnings of its subsidiaries in order to meet its payment obligations under any debt securities it offers under this prospectus and its other obligations. Marathon's operating subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on Marathon's debt securities or to provide Marathon with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to Marathon, and they could agree to contractual restrictions on their ability to make distributions.

        Marathon's right to receive any assets of any subsidiary, and therefore the right of the holders of Marathon's debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if Marathon is a creditor of any subsidiary, Marathon's rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Marathon.

Marathon may issue preferred stock whose terms could adversely affect the voting power or value of its common stock.

        Marathon's restated certificate of incorporation authorizes it to issue, without the approval of its stockholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over its common stock respecting dividends and distributions, as its board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of Marathon's common stock. For example, Marathon might grant holders of preferred stock the right to elect some number of its directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences Marathon might assign to holders of preferred stock could affect the residual value of the common stock. See "Description of Capital Stock—Preferred Stock."

Provisions in Marathon's corporate documents and Delaware law could delay or prevent a change in control of Marathon, even if that change would be beneficial to its stockholders.

        The existence of some provisions in Marathon's corporate documents and Delaware law could delay or prevent a change in control of Marathon, even if that change would be beneficial to its stockholders. Marathon's restated certificate of incorporation and by-laws contain provisions that may make acquiring control of Marathon difficult, including:

  •
  provisions relating to the classification, nomination and removal of its directors;

  •
  a provision prohibiting stockholder action by written consent;

  •
  a provision that allows only its board of directors to call a special meeting of its stockholders;

  •
  provisions regulating the ability of its stockholders to bring matters for action at annual meetings of its stockholders; and

  •
  the authorization given to its board of directors to issue and set the terms of preferred stock.

        In addition, Marathon has also adopted a stockholder rights plan, which would cause extreme dilution to any person or group who attempts to acquire a significant interest in Marathon without advance approval of its board of directors, while a provision of the Delaware General Corporation Law would impose some restrictions on mergers and other business combinations between Marathon and any holder of 15% or more of its outstanding common stock. See "Description of Capital Stock."

Forward-Looking Statements

        This prospectus and the accompanying prospectus supplement, including the information we incorporate by reference, include forward-looking statements within the meaning of Section 27A of the

Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

        The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

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  our financial exposure for obligations of United States Steel;

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  fluctuations in crude oil and natural gas prices and refining and marketing margins;

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  potential failure or delays in achieving expected reserve or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in predicting oil and gas reserves and oil and gas reservoir performance;

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  drilling rig availability;

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  unexpected geological or other conditions or events encountered in drilling operations;

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  unsuccessful exploratory drilling activities;

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  unexpected difficulties in refining, marketing or transporting petroleum products;

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  potential disruption or interruption of our production facilities and our refining, marketing and transportation operations due to accidents, acts of terrorism or political events;

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  our ability to achieve the benefits we expect to achieve from the Separation;

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  the highly competitive nature of our businesses;

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  international monetary conditions and exchange controls;

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  changes in, and our ability to comply with government regulations, including those relating to the environment;

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  liability for remedial actions under environmental regulations;

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  changes in tax laws applicable to us; and

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  general domestic and international economic and political conditions.

We have discussed some of these factors in more detail in the "Risk Factors" section of this prospectus. These factors are not necessarily all the important factors that could affect us. We advise you that you should (1) be aware that important factors we do not refer to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements. We do not intend to update these statements unless the securities laws require us to do so.

The Separation

General

        Marathon was originally organized in 2001 as USX HoldCo, Inc. ("USX HoldCo") to become a holding company for the two principal businesses of our former parent company, Old USX:

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  the production, sale and transportation of steel mill products, coke, taconite pellets and coal, and other steel-related businesses comprising the U.S. Steel Group; and

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  the oil and gas exploration and production, domestic refining, marketing and transportation of crude oil and petroleum products and other energy businesses conducted by Marathon Oil Company, an Ohio corporation, and other subsidiaries comprising the Marathon Group.

In a series of transactions (the "Holding Company Reorganization") Old USX completed on July 2, 2001:

  •
  USX HoldCo became the holding company for Marathon Oil Company and United States Steel LLC;

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  Old USX was merged with and into United States Steel LLC;

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  USX HoldCo assumed a substantial part of the outstanding indebtedness, obligations under various capital and operating leases and guarantee obligations and other contingent liabilities of Old USX; and

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  USX HoldCo changed its name to USX Corporation.

        On December 31, 2001, pursuant to an Agreement and Plan of Reorganization dated as of July 31, 2001 (the "Reorganization Agreement") Marathon completed the Separation transaction, in which:

  •
  United States Steel LLC converted into a Delaware corporation named United States Steel Corporation and became a separate, publicly traded company; and

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  USX HoldCo, then known as USX Corporation, changed its name to Marathon Oil Corporation.

Marathon and its subsidiaries are continuing the energy business that comprised the Marathon Group of Old USX.

Assumption of Indebtedness and Other Obligations by United States Steel

        Prior to the Separation, Old USX, and then Marathon, managed most of its financial activities on a centralized, consolidated basis and, in its financial statements, attributed amounts that related primarily to the following items to the Marathon Group and the U.S. Steel Group on the basis of their cash flows for the applicable periods and the initial capital structure for each group:

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  invested cash;

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  short-term and long-term debt, including convertible debt, and related net interest and other financing costs; and

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  preferred stock and related dividends.

The following items, however, were specifically attributed to and reflected in their entirety in the financial statements of the group to which they related:

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  leases;

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  collateralized financings;

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  indexed debt instruments;

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  financial activities of consolidated entities that were not wholly owned subsidiaries; and

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  transactions that related to securities convertible solely into common stock that tracked the performance of the Marathon Group or the U.S. Steel Group.

These attributions were for accounting purposes only and did not reflect the legal ownership of cash or the legal obligations to pay and discharge debt or other obligations.

        In connection with the Separation:

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  United States Steel and its subsidiaries incurred indebtedness to third parties and assumed various obligations from Marathon in an aggregate amount approximately equal to all the net amounts attributed to the U. S. Steel Group immediately prior to the Separation, both absolute and contingent, less the amount of a $900 million value transfer (the "Value Transfer"); and

  •
  Marathon and its subsidiaries remained responsible for all the liabilities attributed to the Marathon Group, both absolute and contingent, plus $900 million.

These arrangements required a post-Separation cash settlement between Marathon and United States Steel. At December 31, 2001, the net debt and other financings of United States Steel were $54 million less than the net debt and other financings attributable to the U.S. Steel Group, adjusted for the Value Transfer and certain one-time items related to the Separation. On February 6, 2002, United States Steel made a payment to Marathon of $54 million, plus applicable interest, to settle this difference.

        As a result of its assumption of various items of indebtedness and other obligations from its former parent entity in the Holding Company Reorganization, Marathon remained obligated after the Separation for the following items of indebtedness and other obligations that were attributed to the U.S. Steel Group in accordance with the provisions of the Reorganization Agreement (amounts as of June 30, 2002):

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  $470 million of industrial revenue bonds related to environmental improvement projects for current and former United States Steel facilities, with maturities ranging from 2009 through 2033 (accrued interest payable on those bonds was $6 million at June 30, 2002);

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  $84 million of sale-leaseback financing under a lease for equipment at United States Steel's Fairfield Works, with a term extending to 2012, subject to extensions (accrued interest payable on that financing was $5 million at June 30, 2002);

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  $104 million of operating lease obligations, of which $89 million was in turn assumed by purchasers of major equipment used in plants and operations divested by United States Steel;

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  a guarantee of United States Steel's $22 million contingent obligation to repay certain distributions from its 50% owned joint venture PRO-TEC Coating Company;

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  a guarantee of all obligations of United States Steel as general partner of Clairton 1314B Partnership, L.P. to the limited partners. United States Steel has no unpaid outstanding obligations to those limited partners; and

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  other guarantees referred to under "Relationship Between Marathon and United States Steel After the Separation—Financial Matters Agreement."

As contemplated by the Reorganization Agreement, Marathon and United States Steel entered into a financial matters agreement to reflect United States Steel's agreement to assume and discharge all Marathon's principal repayment, interest payment and other payment obligations under the industrial revenue bonds, the capital lease arrangement and the guarantees associated with the other lease and similar obligations referred to above. In addition, the financial matters agreement requires United

States Steel to use commercially reasonable efforts to have Marathon released from its obligations under the other guarantees referred to above. The financial matters agreement also provides that on or before the tenth anniversary of the Separation, United States Steel will provide for Marathon's discharge from any remaining liability under any of the assumed industrial revenue bonds. United States Steel may accomplish that discharge by refinancing or, to the extent not refinanced, paying Marathon an amount equal to the remaining principal amount of, all accrued and unpaid debt service outstanding on, and any premium required to immediately retire, the then outstanding industrial revenue bonds. As of August 31, 2002, Marathon has agreed to cause the redemption of $86.2 million of these bonds on November 1, 2011. Additionally, $1.8 million of the industrial revenue bonds are scheduled to mature during the period extending through 2012. For additional information relating to the financial matters agreement, see "Relationship Between Marathon and United States Steel After the Separation—Financial Matters Agreement."

Effects on Historical Relationship

        Historically, the U.S. Steel Group has funded its negative operating cash flow with cash supplied by us, a portion of which was reflected as a payment from us under our tax allocation policy and the remainder of which was represented by increased amounts of debt attributed by us. As a stand-alone company, United States Steel will need to fund any of its negative operating cash flow from external sources, and adequate sources may be unavailable or the cost of such funding may adversely impact United States Steel.

        As we discuss below, the financial matters agreement does not contain any financial covenants, and United States Steel is free to incur additional debt and grant mortgages on or security interests in its property and sell or transfer assets without our consent. United States Steel is more highly leveraged than we are, has a noninvestment grade credit rating and has granted security interests in some of its assets, including its accounts receivable and inventory. Additionally, United States Steel's operations are capital intensive. United States Steel's business also requires substantial expenditures for routine maintenance. The steel business is highly competitive and a large number of industry participants have sought protection under bankruptcy laws in recent periods.

Relationship Between Marathon
and United States Steel After the Separation

        As a result of the Separation, Marathon and United States Steel are separate companies, and neither has any ownership interest in the other. Thomas J. Usher is chairman of the board of both companies, and four of the remaining nine members of Marathon's board of directors are also directors of United States Steel.

        In connection with the Separation and pursuant to the Reorganization Agreement, Marathon and United States Steel have entered into a series of agreements governing their relationship subsequent to the Separation and providing for the allocation of tax and certain other liabilities and obligations arising from periods prior to the Separation. Set forth below is a summary of some of the provisions of each of those agreements.

Tax Sharing Agreement

        Marathon and United States Steel have a tax sharing agreement that applies to each of their consolidated tax reporting groups. Provisions of this agreement include the following:

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  for any taxable period, or any portion of any taxable period, ended on or before December 31, 2001, unpaid tax sharing payments will be made between Marathon and United States Steel generally in accordance with our general tax sharing principles in effect prior to the Separation;

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  no tax sharing payments will be made with respect to taxable periods, or portions thereof, beginning after December 31, 2001; and

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  provisions relating to the tax and related liabilities, if any, that result from the Separation ceasing to qualify as a tax-free transaction and limitations on post-Separation activities that might jeopardize the tax-free status of the Separation.

        Under the general tax sharing principles in effect prior to the Separation:

  •
  the taxes payable by each of the Marathon Group and the U.S. Steel Group were determined as if each of them had filed its own consolidated, combined or unitary tax return; and

  •
  the U.S. Steel Group would receive the benefit, in the form of tax sharing payments by the parent corporation, of the tax attributes, consisting principally of net operating losses and various credits, that its business generated and the parent used on a consolidated basis to reduce its taxes otherwise payable.

        In accordance with the tax sharing agreement, at the time of the Separation, we made a preliminary settlement with United States Steel of $440 million as the net tax sharing payments we owed to it for the year ended December 31, 2001 under the pre-Separation tax sharing principles.

        The tax sharing agreement also addresses the handling of tax audits and contests and other matters respecting taxable periods, or portions of taxable periods, ended prior to December 31, 2001.

        In the tax sharing agreement, each of Marathon and United States Steel promised the other party that it:

  •
  would not, prior to January 1, 2004, take various actions or enter into various transactions that might, under section 355 of the Internal Revenue Code of 1986, jeopardize the tax-free status of the Separation; and

  •
  would be responsible for, and indemnify and hold the other party harmless from and against, any tax and related liability, such as interest and penalties, that results from the Separation ceasing to qualify as tax-free because of its taking of any such action or entering into any such transaction.

        The proscribed actions and transactions include:

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  the liquidation of Marathon or United States Steel; and

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  the sale by Marathon or United States Steel of its assets, except in the ordinary course of business.

        In case a taxing authority seeks to collect a tax liability from one party which the tax sharing agreement has allocated to the other party, the other party has agreed in the sharing agreement to indemnify the first party against that liability.

        Even if the Separation otherwise qualifies for tax-free treatment under section 355 of the Internal Revenue Code, the Separation may become taxable to Marathon under section 355(e) of the Internal Revenue Code if capital stock representing a 50% or greater interest in either Marathon or United States Steel is acquired, directly or indirectly, as part of a plan or series of related transactions that include the Separation. For this purpose, a "50% or greater interest" means capital stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of capital stock. To minimize this risk, both Marathon and United States Steel agreed in the tax sharing agreement that they would not enter into any transactions or make any change in their equity structures that could cause the Separation to be treated as part of a plan or series of related transactions to which those provisions of section 355(e) of the Internal Revenue Code may apply. If an acquisition occurs that results in the Separation being taxable under section 355(e) of the Internal Revenue Code, the agreement provides that the resulting corporate tax liability will be borne by the party involved in that acquisition transaction.

        Although the tax sharing agreement allocates tax liabilities relating to taxable periods ending on or prior to the Separation, each of Marathon and United States Steel, as members of the same consolidated tax reporting group during any portion of a taxable period ended on or prior to the date of the Separation, is jointly and severally liable under the Internal Revenue Code for the federal income tax liability of the entire consolidated tax reporting group for that year. To address the possibility that the taxing authorities may seek to collect all or part of a tax liability from one party where the tax sharing agreement allocates that liability to the other party, the agreement includes indemnification provisions that would entitle the party from whom the taxing authorities are seeking collection to obtain indemnification from the other party, to the extent the agreement allocates that liability to that other party. We can provide no assurance, however, that United States Steel will be able to meet its indemnification obligations, if any, to Marathon that may arise under the tax sharing agreement.

Transition Services Agreement

        Marathon and United States Steel have a transition services agreement that will govern the provision of the following services until December 31, 2002:

  •
  common corporate support services; and

  •
  interunit computer services.

        Common corporate support services include services personnel at our former Pittsburgh corporate headquarters historically provided prior to the Separation. These include accounting, finance and financial management, government affairs, investor relations, public affairs and tax services. Most of these personnel now work for Marathon or United States Steel. Each company has agreed to provide these services to the other, to the extent it is able to do so and the other company cannot satisfy its own needs.

        Interunit computer services consist of computer and information technology services either company historically provided to our former Pittsburgh corporate headquarters or to the other company.

        A company providing common corporate support or inter-unit computer services under the transition services agreement will be entitled to recover the costs it incurs in providing those services.

        The transition services agreement also includes each company's grant to the other company and its subsidiaries of a nonexclusive, fully paid, worldwide license for their internal use only of the granting company's computer programs, software, source code and know-how that were utilized prior to the Separation or are utilized under the transition services agreement to provide common corporate support or inter-unit computer services to the other company and its subsidiaries.

Financial Matters Agreement

        Marathon and United States Steel have a financial matters agreement that provides for United States Steel's assumption of the obligations under Marathon's outstanding industrial revenue bonds, the capital lease arrangement and the guarantees associated with the other lease and similar obligations referred to above under "The Separation—Assumption of Indebtedness and Other Obligations by United States Steel." Under the financial matters agreement, United States Steel has assumed and agreed to discharge all Marathon's principal repayment, interest payment and other obligations under those industrial revenue bonds and lease and guarantee arrangements described above, including any amounts due on any default or acceleration of any of those obligations, other than any default caused by Marathon. The financial matters agreement also requires United States Steel to use commercially reasonable efforts to have Marathon released from its obligations under a guarantee we have provided with respect to United States Steel's obligations under a partnership agreement among General Electric Credit Corporation of Delaware, Southern Energy Clairton, L.L.C. and United States Steel.

        The financial matters agreement also provides that, on or before the tenth anniversary of the Separation, United States Steel will provide for Marathon's discharge from any remaining liability under any of the assumed industrial revenue bonds.

        The financial matters agreement requires Marathon to use commercially reasonable efforts to take all necessary action or refrain from acting so as to assure compliance with all covenants and other obligations under the documents relating to the assumed obligations to avoid the occurrence of a default or the acceleration of the payment obligations under the assumed obligations. The agreement also obligates Marathon to use commercially reasonable efforts to obtain and maintain letters of credit and other liquidity arrangements required under the assumed obligations.

        United States Steel's obligations to Marathon under the financial matters agreement are general unsecured obligations which rank equal to United States Steel's accounts payable and other general unsecured obligations. The financial matters agreement does not contain any financial covenants, and United States Steel is free to incur additional debt, grant mortgages on or security interests in its property and sell or transfer assets without our consent.

License Agreement

        Marathon and United States Steel have entered into a license agreement under which Marathon granted to United States Steel a nonexclusive, fully paid, worldwide license to use the "USX" name and various trade secrets, know-how and intellectual property rights previously used in connection with the business of both companies. The license agreement provides that United States Steel may use these rights solely in the conduct of its internal business. It also provides United States Steel with the right to sublicense these rights to any of its subsidiaries. The license agreement provides for a perpetual term, so long as United States Steel performs its obligations under the agreement.

Insurance Assistance Agreement

        Marathon and United States Steel have an insurance assistance agreement, which provides for:

  •
  the division of responsibility for joint insurance arrangements; and

  •
  the entitlement to insurance claims and the allocation of deductibles with respect to claims associated with pre-Separation periods.

        Under the insurance assistance agreement:

  •
  Marathon is entitled to all rights in and to all claims and is solely liable for the payment of uninsured retentions and deductibles arising out of or relating to pre-Separation events or conditions exclusively associated with the business of the Marathon Group;

  •
  United States Steel is entitled to all rights in and to all claims and is solely liable for the payment of uninsured retentions and deductibles arising out of or relating to pre-Separation events or conditions exclusively associated with the business of the U. S. Steel Group;

  •
  Marathon is entitled to 65% and United States Steel is entitled to 35% of all rights in and to all claims, and Marathon and United States Steel are liable on the same percentage basis for the payment of uninsured retentions and deductibles, arising out of or relating to pre-Separation events or conditions and not related exclusively to either the Marathon Group or the U.S. Steel Group; and

  •
  the cost of extended reporting insurance for pre-Separation periods will be split between Marathon and United States Steel on a 65%-35% basis, respectively, if both companies elect to purchase the same extended reporting insurance.

Use of Proceeds

        Each trust will use all the net proceeds from the sale of the trust preferred securities and the trust common securities to purchase Marathon's debt securities. Unless we inform you otherwise in the prospectus supplement, Marathon will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include funding working capital requirements, acquisitions and other capital expenditures, repayment and refinancing of indebtedness and repurchases and redemptions of securities. Pending any specific application, Marathon may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Accounting Treatment Relating To Trust Securities

        The financial statements of any trust issuing securities will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as Marathon-obligated mandatorily redeemable preferred capital trust securities of a subsidiary trust. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

Ratios of Earnings to Fixed Charges and Earnings to
Combined Fixed Charges and Preferred Stock Dividends

        Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated, in each case determined on a total enterprise basis are as follows:

	Year ended December 31,
						Six Months Ended June 30, 2002
	1997	1998	1999	2000	2001
Ratio of earnings to fixed charges	2.55	2.60	4.24	4.06	7.47	3.64

Ratio of earnings to combined fixed charges and preferred stock dividends	2.43	2.51	4.11	3.95	7.26	3.64

The term "earnings" is the amount resulting from adding the following items:

  •
  pre-tax income before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees;

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  fixed charges;

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  amortization of capitalized interest;

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  distributed income of equity investees; and

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  share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

and subtracting from the total the following:

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  interest capitalized; and

  •
  preference security dividend requirements of consolidated subsidiaries.

For this purpose, "fixed charges" consists of:

  •
  interest on all indebtedness and amortization of debt discount and expense;

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  interest capitalized, including discontinued operations;

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  an estimate of the portion of annual rental expense on operating leases that represents the interest factor attributable to rentals;

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  pre-tax earnings required to cover preferred stock dividend requirements; and

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  fixed charges, including discontinued operations, from debt of any entity less than 50% owned, which is guaranteed by us if it is probable that we will have to satisfy the guarantee.

The Trusts

        Each of the trusts is created under the Delaware Statutory Trust Act and will be governed by an amended and restated declaration of trust among the trustees of each trust and Marathon. Each declaration will be qualified under the Trust Indenture Act of 1939.

        We have summarized selected provisions of the declarations below. This summary is not complete. For a complete description, we encourage you to read the applicable form of declaration, which we have filed with the SEC. Please read "Where You Can Find More Information."

        The address of the principal office of each trust is 5555 San Felipe, Houston, Texas 77056-2723, and the telephone number of each trust at that address is (713) 629-6600.

Securities of Each Trust

        When a trust issues its trust preferred securities, the holders of the trust preferred securities will own all the issued and outstanding trust preferred securities of the trust. Marathon will acquire all the issued and outstanding trust common securities of each trust. The trust preferred securities will be substantially identical to the trust common securities and will rank equally with the trust common securities, except that:

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  if an event of default under the declaration of trust occurs and is continuing, the holders of trust preferred securities will have the right to receive payments before the holders of the trust common securities receive payments; and

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  the holders of trust common securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

        Each trust will exist primarily for the purposes of:

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  issuing its trust preferred and trust common securities;

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  investing the proceeds from the sale of its securities in Marathon's debt securities; and

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  engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Marathon's debt securities.

        The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable declaration of trust, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

Powers and Duties of Trustees

        The number of trustees of each trust will initially be five. Three of the trustees will be individuals who are officers or employees of Marathon. The fourth trustee will be The Bank of New York, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The fifth trustee will be The Bank of New York (Delaware), which has its principal place of business in the State of Delaware.

        The property trustee will own and hold for the benefit of the holders of the trust preferred securities Marathon's debt securities purchased by a trust. The property trustee will also:

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  generally exercise the rights, powers and privileges of a holder of the debt securities;

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  maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the debt securities; and

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  promptly make distributions to the holders of the trust securities out of funds from the property account.

The Bank of New York, acting in its capacity as guarantee trustee, will hold for the benefit of the holders of the trust preferred securities a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

        Because Marathon will own all of the trust common securities of each trust, Marathon will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least five trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

        The duties and obligations of the trustees of a trust will be governed by the declaration of that trust, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

Books and Records

        We will maintain the books and records of each trust at the principal office of the trust. The books and records of each trust will be open for inspection by each holder of trust preferred securities of that trust for any purpose reasonably related to the holder's interest in the trust during normal business hours.

The Property Trustee

        The property trustee, for the benefit of the holders of the trust securities, generally will exercise all rights under the applicable indenture for the debt securities deposited in the trust as trust assets, including the right to enforce Marathon's obligations under the debt securities upon the occurrence of an event of default under the applicable indenture.

        If Marathon extends the interest payment period for the related debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the trust preferred securities until an event of default under the declaration of trust has occurred. If an event of default under the declaration of trust has occurred and is continuing, then the holders of at least a majority of outstanding trust preferred securities may direct the property trustee or the guarantee trustee, as the case may be, to enforce the available remedies under the related declaration of trust and trust preferred securities guarantee. If the property trustee fails to enforce its rights under the applicable series of debt securities, any holder may provide written notice to the property trustee that the holder will enforce those rights and, 30 days after submitting that request, the holder may enforce those rights directly against Marathon without first instituting any legal proceeding against the property trustee or any other person.

        If an event of default under the applicable declaration of trust has occurred and is continuing and results from Marathon's failure to make payments on the applicable series of debt securities when due, then any holder of the trust preferred securities may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of debt securities in an amount corresponding to the aggregate liquidation amount of that holder's trust preferred securities. If a holder brings a direct action, Marathon will be entitled to that holder's rights under the applicable declaration of trust to the extent of any payment made by Marathon to that holder. Except as expressly provided in the preceding sentences or in the applicable prospectus supplement, the holders of the trust preferred securities will not be able to exercise directly any other remedy available to the holders of the applicable series of debt securities.

Events of Default

        If an event of default under a debt indenture occurs and is continuing, an event of default under the related declaration of trust will occur and be continuing. In that case, each declaration of trust provides that the holders of the trust common securities will waive the event of default under the declaration of trust until all events of default under the declaration of trust relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until all the events of default under the declaration of trust relating to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee as to some matters under the declaration of trust and under the indenture relating to the debt securities.

        If the holders of the trust preferred securities waive any event of default under the declaration of trust, the holder of the trust common securities will also be bound by the waiver without any further act, vote or consent. The property trustee will notify the holders of the trust preferred securities of any notice of default relating to the debt securities, unless the default has been cured before the giving of such notice or the property trustee in good faith determines that the withholding of such notice is in the interests of the holders of the trust preferred securities.

Debts and Obligations

        In each declaration of trust, Marathon has agreed to pay all debts and obligations, other than payments on the related trust securities, and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses of the trust. Marathon will not pay withholding taxes of the trust except to the extent we describe in the prospectus supplement. Marathon's obligations under each declaration of trust will benefit, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed whether or not that creditor has received notice of Marathon's contractual obligation. Any such creditor may enforce these obligations directly against Marathon, and Marathon has irrevocably waived any right or remedy to require that any such creditor take any action against any trust or any other person before proceeding against Marathon. Marathon will be subrogated to all rights of a trust relating to any amounts paid to any creditor by Marathon.

Description of the Trust Preferred Securities

Terms

        Each trust may issue only one series of trust preferred securities. The terms of the trust preferred securities will include those stated in the amended and restated declaration of trust and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

        Marathon will guarantee the trust preferred securities to the extent described under "Description of the Trust Preferred Securities Guarantee."

        The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the designation of the trust preferred securities;

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  the number of trust preferred securities to be issued by the trust;

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  the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

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  whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

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  the amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon dissolution of the trust;

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  any repurchase or redemption provisions;

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  any voting rights of the trust preferred securities in addition to those required by law;

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  terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

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  any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

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  any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of trust preferred securities.

Voting

        Holders of trust preferred securities will have limited voting rights, relating only to certain modifications of the declaration of trust and the trust preferred securities guarantees and the exercise of the property trustee's rights as holder of the debt securities. The holders of the trust preferred securities will not be able to appoint, remove or replace trustees or to increase or decrease the number of trustees, because these rights will be vested exclusively in the holder of the trust common securities.

Distributions

        Under each declaration, the property trustee must make distributions on the trust preferred securities to the extent the property trustee has cash on hand in the applicable property account to permit that payment. The only funds available for distribution to the holders of the trust preferred securities will be those received by the property trustee on the applicable debt securities. If Marathon does not make payments on the debt securities, the property trustee will not make corresponding distributions on the trust preferred securities. Under each declaration, if and to the extent Marathon does make payments on the debt securities, the property trustee will be obligated to make distributions on the trust preferred and trust common securities on a pro rata basis. If an event of default under the related declaration has occurred and is continuing, any funds available to make payments will be paid first to the holders of the trust preferred securities pro rata based on the aggregate liquidation amount of trust preferred securities held in relation to the aggregate liquidation amount of all the outstanding trust preferred securities. In that case, the holder of trust common securities would receive payments only after satisfaction of all amounts owed to the holders of trust preferred securities.

        Marathon will guarantee payment of distributions on the trust preferred securities as and to the extent described under "Description of the Trust Preferred Securities Guarantee." The trust preferred securities guarantees cover distributions and other payments on the applicable trust preferred securities only if and to the extent that Marathon has made a payment to the property trustee on the applicable debt securities.

Record Holders

        The trustees of a trust may treat the registered owners of the trust preferred securities as the holders for purposes of receiving distributions and for all other purposes. We may issue the trust preferred securities in the form of one or more global certificates that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may have global debt securities in either temporary or permanent form. Under each declaration:

  •
  the trust and its trustees will be entitled to deal with the depositary for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related declaration. Except for provisions in the related declaration dealing with the issuance of definitive certificates representing the trust preferred securities, the trust and its trustees will not have any obligation to persons owning a beneficial interest in trust preferred securities registered in the name of and held by the depositary or its nominee; and

  •
  the rights of beneficial owners of trust preferred securities will be exercised only through the depositary and will be limited to those established by applicable law and agreements with the depositary and/or its participants.

        The depositary will receive all notices and communications to, and all distributions on, trust preferred securities that are registered in the name of and held by a depositary or its nominee. Marathon will disclose in the applicable prospectus supplement the specific terms of the depositary arrangement for the trust preferred securities and any additional rights and limitations of owners of beneficial interests in the trust preferred securities.

Description of the Trust Preferred Securities Guarantees

        Marathon will fully and unconditionally guarantee payments on the trust preferred securities of each trust as described in this section. The guarantees cover the following payments:

  •
  periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

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  payments on liquidation of the trust; and

  •
  payments on redemption of trust preferred securities of the trust.

The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

        We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed with the SEC. Please read "Where You Can Find More Information."

        Marathon will irrevocably and unconditionally agree to pay the holders of the trust preferred securities in full the following amounts to the extent not paid by the trust:

  •
  any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Marathon has made corresponding payments on the debt securities to the property trustee of the trust;

  •
  payments upon the dissolution of the trust equal to the lesser of:

  •
  the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

  •
  the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

        Marathon will not be required to make these liquidation payments if:

  •
  the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

  •
  the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

        Marathon may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

        Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. The guarantee only covers, however, distributions and other payments on trust preferred securities if and to the extent that Marathon has made corresponding payments on the debt securities to the applicable property trustee. If Marathon does not make those corresponding payments on the debt securities, the trust will not have funds available for payments, and Marathon will have no obligation to make a guarantee payment.

        Marathon's obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Marathon

        In each guarantee, Marathon will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, Marathon will not make the payments and distributions described below if:

  •
  it is in default on its guarantee payments or other payment obligations under the related guarantee;

  •
  any event of default under the applicable declaration of trust has occurred and is continuing; or

  •
  Marathon has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

In these circumstances, Marathon will agree that it will not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock; or

  •
  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by Marathon of the debt of any subsidiary of Marathon if that guarantee ranks equally with or junior in interest to the debt securities.

However, even during these circumstances, Marathon may:

  •
  purchase or acquire its capital stock in connection with the satisfaction by it of its obligations under any employee benefit plan or pursuant to any contract or security outstanding on the first day of any extension period requiring it to purchase its capital stock;

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  reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock;

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  purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

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  declare dividends or distributions in its capital stock;

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  redeem or repurchase any rights pursuant to its stockholder rights agreement; and

  •
  make payments under the guarantee related to the trust preferred securities.

In addition, as long as trust preferred securities issued by any trust are outstanding, Marathon will agree that it will:

  •
  remain the sole direct or indirect owner of all the outstanding trust common securities of that trust, except as permitted by the applicable declaration of trust;

  •
  permit the trust common securities of that trust to be transferred only as permitted by the applicable declaration of trust; and

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  use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the applicable declaration of trust, in which case the trust would be dissolved.

Amendments and Assignment

        Marathon and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, Marathon and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

        Marathon may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Marathon permitted under the indenture governing the debt securities.

Termination of the Guarantee

        A guarantee will terminate upon:

  •
  full payment of the redemption price of all trust preferred securities of the applicable trust;

  •
  distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities in exchange for all the securities issued by that trust; or

  •
  full payment of the amounts payable upon liquidation of that trust.

Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

        Marathon's obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. By your acceptance of the trust preferred securities, you agree to any subordination provisions and other terms of the related guarantee. We will specify in the prospectus supplement the ranking of each guarantee with respect to Marathon's capital stock and other liabilities, including other guarantees.

        Each guarantee will be deposited with the guarantee trustee to be held for the benefit of the holders of the trust preferred securities. The guarantee trustee will have the right to enforce the guarantee on behalf of the holders of the trust preferred securities. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the applicable guarantee trustee; or

  •
  exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

        Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Marathon to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

        If the guarantee trustee fails to enforce the guarantee or Marathon fails to make a guarantee payment, holders of the trust preferred securities may institute a legal proceeding directly against Marathon to enforce their rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

        Marathon will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

        The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. There are no implied covenants applicable to the guarantee trustee under the guarantees. If a default occurs under a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

        New York law will govern the guarantees.

Description of Debt Securities

        The debt securities this prospectus covers will be Marathon's general unsecured obligations. Marathon may issue to a trust or as part of a stock purchase unit from time to time one or more series of:

  •
  senior debt securities under an indenture dated as of February 26, 2002 between Marathon and JPMorgan Chase Bank, as trustee;

  •
  subordinated debt securities under an indenture dated as of February 26, 2002 between Marathon and JPMorgan Chase Bank, as trustee; and

  •
  junior subordinated debt securities under an indenture to be entered into between Marathon and The Bank of New York, as trustee.

We will provide information about the senior, subordinated or junior subordinated debt securities in a prospectus supplement. Marathon will issue only one series of debt securities to each trust. The indenture for the senior debt securities and the indenture for the subordinated debt securities are, and the indenture for the junior subordinated debt securities will be, substantially identical, except for the provisions relating to subordination and restrictive covenants. We sometimes refer to the senior indenture, the subordinated indenture and the junior subordinated indenture as the "indentures."

        We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the senior indenture, the subordinated indenture and the form of junior subordinated indenture with the SEC as exhibits to the registration statement, and we will include the final junior subordinated indenture, if applicable, and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See "Where You Can Find More Information."

        The following description primarily relates to senior debt securities that we may issue under the senior indenture. We have summarized some of the provisions of the subordinated indenture and the junior subordinated indenture below under the captions "—Subordinated Debt Securities" and "—Junior Subordinated Debt Securities," respectively. If we offer subordinated or junior subordinated debt securities, we will provide more specific terms in the related prospectus supplement. In this summary description of the debt securities, all references to "Marathon," "we" or "us" mean Marathon Oil Corporation only, unless we state otherwise or the context clearly indicates otherwise.

General

        The senior debt securities will constitute senior debt of Marathon and will rank equally with all its unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all other senior debt of Marathon. For a more detailed description of the subordination provisions of the junior subordinated debt securities, see "—Junior Subordinated Debt Securities" below. The indentures do not limit the amount of debt we may issue under the indentures or the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under any of the indentures from time to time in one or more series, each in an amount we authorize prior to issuance.

        Marathon derives substantially all its operating income from, and holds substantially all its assets through, its subsidiaries. As a result, Marathon will depend on distributions of cash flow and earnings of its subsidiaries in order to meet its payment obligations under any debt securities it offers under this prospectus and its other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on Marathon's debt securities or to provide Marathon with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, like those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to Marathon and they could agree to contractual restrictions on their ability to make distributions.

        Marathon's right to receive any assets of any subsidiary, and therefore the right of the holders of Marathon's debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if Marathon is a creditor of any subsidiary, Marathon's rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Marathon.

        We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

        We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

Subsequent Distribution to Holders of Trust Securities

        If we issue debt securities to a trust in connection with the issuance of trust preferred and trust common securities by that trust, those debt securities subsequently may be distributed to the holders of the trust preferred and trust common securities either:

  •
  upon the dissolution of the trust; or

  •
  upon the occurrence of events that we will describe in the prospectus supplement.

Terms

        The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities, subordinated debt securities or junior subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

  •
  the dates on which the interest, if any, on the debt securities will be payable, and the regular record dates for the interest payment dates or the method for determining those dates;

  •
  the place or places where payments on the debt securities will be payable;

  •
  the terms and conditions on which the debt securities may, under any optional or mandatory redemption provisions, be redeemed;

  •
  any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or purchase at the option of the holder;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

  •
  any index, formula or other method used to determine the amount of payment of principal of or any premium or interest on the debt securities;

  •
  if other than the currency of the United States of America, the currency of payment of principal of or any premium or interest on the debt securities;

  •
  if, at our election or the election of the holder, the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions on which that election is to be made and the amount so payable;

  •
  if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

  •
  if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

  •
  any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of Marathon or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

  •
  the applicability of the defeasance provisions described below under "—Satisfaction and Discharge; Defeasance under the Senior Indenture," and any conditions under which those provisions will apply;

  •
  if the debt securities will be issuable only in the form of a global security as described below under "—Book-entry Debt Securities," the depositary for the debt securities;

  •
  any changes in or additions to the events of default or covenants this prospectus describes;

  •
  the payment of any additional amounts with respect to the debt securities; and

  •
  any other terms of the debt securities.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants Under the Senior Indenture

        Marathon has agreed to two principal restrictions on its activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding, unless the prospectus supplement for the series states otherwise.

  Creation of Certain Liens

        If Marathon or any subsidiary of Marathon mortgages or encumbers as security for money borrowed any property capable of producing oil or gas which (1) is located in the United States and (2) is determined to be a principal property by Marathon's board of directors in its discretion, Marathon will, or will cause such subsidiary to, secure each series of senior debt equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:

  •
  existing on the date of the senior indenture;

  •
  incurred in connection with the acquisition or construction of any property;

  •
  previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of ours;

  •
  in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to us under the provisions of any contract or statute;

  •
  in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;

  •
  in connection with a sale or other transfer of (1) oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchase will realize a specified amount of money or a specified amount of minerals or (2) any interest of the character commonly referred to as an "oil payment" or a "production payment";

  •
  to secure the cost of the repair, construction, improvement, alteration, exploration, development or drilling of all or part of a principal property;

  •
  in various facilities and personal property located at or on a principal property;

  •
  arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

  •
  that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.

In addition, Marathon may, and may permit its subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such Mortgage or lien is granted, exceed 10% of our "Consolidated Net Tangible Assets," which the senior indenture defines to mean the aggregate value of all assets of Marathon and its subsidiaries after deducting:

  •
  all current liabilities, excluding all long-term debt due within one year;

  •
  all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and

  •
  all goodwill, patents and trademarks, unamortized debt discount and other similar intangibles;

all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements.

  Limitations on Certain Sale and Leaseback Transactions

        Marathon and its subsidiaries are generally prohibited from selling and leasing back the principal properties described above under "—Creation of Certain Liens." However, this covenant will not apply if:

  •
  the lease is an intercompany lease between Marathon and one of its subsidiaries or between any of its subsidiaries;

  •
  the lease is for a temporary period by the end of which it is intended that the use of the leased property will be discontinued;

  •
  Marathon or a subsidiary of Marathon could mortgage the property without equally and ratably securing the senior debt securities under the covenant described above under the caption "—Creation of Certain Liens";

  •
  the transfer is incident to or necessary to effect any operating, farm-out, farm-in, unitization, acreage exchange, acreage contribution, bottom-hole or dry-hole arrangement or pooling agreement or other agreement of the same general nature relating to the acquisition, exploration, maintenance, development or operation of oil and gas properties in the ordinary course of business or as required by any regulatory agency having jurisdiction over the property; or

  •
  Marathon promptly informs the trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the senior indenture specifies).

        As of the date of this prospectus, neither Marathon nor any subsidiary of Marathon has any property that Marathon's board of directors has determined to be a principal property.

Merger, Consolidation and Sale of Assets

        The senior indenture provides that Marathon may not merge or consolidate with any other entity or sell or convey all or substantially all its assets except as follows:

  •
  Marathon is the continuing corporation or the successor entity (if other than Marathon) is a corporation or other entity organized under the laws of the United States or any state thereof that expressly assumes the obligations of Marathon under the senior indenture and the outstanding senior debt securities; and

  •
  immediately after the merger, consolidation, sale or conveyance, no event of default under the senior indenture shall have occurred and be continuing.

        On the assumption by the successor of the obligations under the indentures, the successor will be substituted for Marathon, and Marathon will be relieved of any further obligation under the indentures and the debt securities.

Events of Default Under the Senior Indenture

        The senior indenture defines an event of default with respect to the senior debt securities of any series as being:

  (1)
  Marathon's failure to pay interest on any senior debt security of that series when due, continuing for 30 days;

  (2)
  Marathon's failure to pay the principal of or premium on any senior debt security of that series when due and payable;

  (3)
  Marathon's failure to deposit any sinking fund payment when due by the terms of the senior debt securities of that series;

  (4)
  Marathon's failure to perform under any other covenant or warranty applicable to the senior debt securities of that series and not specifically dealt with in the definition of "event of default" for a period of 90 days after written notice to Marathon of that failure;

  (5)
  specified events of bankruptcy, insolvency or reorganization of Marathon; or

  (6)
  any other event of default provided with respect to the senior debt securities of that series.

        The trustee is required to give holders of the senior debt securities of any series written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (4) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

        Marathon is required annually to deliver to the trustee an officer's certificate stating whether or not the signers have any knowledge of any default by Marathon in its performance and observance of any terms, provisions and conditions of the senior indenture.

        In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of Marathon) shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, in the case of any senior debt securities Marathon issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) to be due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization of Marathon occurs, the principal of all the senior debt securities then outstanding (or, in the case of any senior debt securities Marathon issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding senior debt securities of any series affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.

        Any past default with respect to a series of senior debt securities may be waived on behalf of all holders of those senior debt securities by at least a majority in principal amount of the holders of the outstanding senior debt securities of that series, except a default:

  •
  in the payment of principal of or any premium or interest on any senior debt security of that series; or

  •
  respecting a covenant or provision that cannot be modified without the consent of the holder of each outstanding senior debt security of that series.

Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the senior indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.

        A holder of a senior debt security of any series will be able to pursue any remedy under the senior indenture only if:

  •
  the holder has given prior written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;

  •
  the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made a written request to the trustee to institute proceedings with respect to the event of default;

  •
  the holders making the request have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with the request;

  •
  the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and

  •
  during that 60-day period, the holders of a majority in principal amount of the senior debt securities of that series do not give the trustee a direction inconsistent with the request.

Holders of senior debt securities, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their debt securities on or after its due date.

        It is intended that rights provided for holders under the senior indenture are for the equal and ratable benefit of all such holders.

Modification of the Senior Indenture

        Marathon and the trustee may modify the senior indenture without the consent of the holders of the senior debt securities for one or more of the following purposes:

  •
  to evidence the succession of another person to Marathon;

  •
  to add to covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred on Marathon by the senior indenture;

  •
  to add additional events of default for the benefit of holders of all or any series of senior debt securities;

  •
  to add or change provisions of the senior indenture to allow the issuance of senior debt securities in other forms;

  •
  to add to, change or eliminate any of the provisions of the senior indenture respecting one or more series of senior debt securities under conditions the senior indenture specifies;

  •
  to secure the senior debt securities under the requirements of the senior indenture or otherwise;

  •
  to establish the form or terms of senior debt securities of any series as permitted by the senior indenture;

  •
  to evidence the appointment of a successor trustee; or

  •
  to cure any ambiguity or to correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision in the senior indenture, or to make any other provisions with respect to matters or questions arising under the senior indenture as shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

Marathon and the trustee may otherwise modify the senior indenture or any supplemental senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of senior debt securities affected. However, without the consent of the holder of each outstanding senior debt security affected, no modification may:

  •
  change the fixed maturity or reduce the principal amount, reduce the rate or extend the time of payment of any premium or interest thereon, or change the currency in which the senior debt securities are payable, or adversely affect any right of the holder of any senior debt security to require Marathon to repurchase that senior debt security; or

  •
  reduce the percentage of senior debt securities required for consent to any such modification or supplemental indenture.

Satisfaction and Discharge; Defeasance Under the Senior Indenture

        The senior indenture will be satisfied and discharged if:

  •
  Marathon delivers to the trustee all senior debt securities then outstanding for cancellation; or

  •
  all senior debt securities have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and Marathon deposits an amount of cash sufficient to pay the principal of and premium, if any, and interest on those senior debt securities to the date of maturity or redemption.

        In addition to the right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the senior debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the senior debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with the restrictive covenants under the senior indenture, and the related events of default will no longer apply to us, but some of our other obligations under the senior indenture and the senior debt securities of that series, including our obligation to make payments on those senior debt securities, will survive ("covenant defeasance").

        If we defease a series of senior debt securities, the holders of the senior debt securities of the series affected will not be entitled to the benefits of the senior indenture, except for our obligations to:

  •
  register the transfer or exchange of senior debt securities;

  •
  replace mutilated, destroyed, lost or stolen senior debt securities; and

  •
  maintain paying agencies and hold moneys for payment in trust.

        As a condition to either legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize gain or loss for federal income tax purposes as a result of the action.

Subordinated Debt Securities

        Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.

  Subordination

        Subordinated debt securities will be subordinate, in right of payment, to all "senior debt," which the subordinated indenture defines to mean, with respect to Marathon, the principal of and premium, if any, and interest on:

  •
  all indebtedness of Marathon, whether outstanding on the date of the subordinated indenture or subsequently created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  any indebtedness of others of the kinds described in the preceding clause for the payment of which Marathon is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

  •
  amendments, renewals, extensions and refundings of any indebtedness described in the two preceding clauses, unless in any instrument or instruments evidencing or securing that indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the subordinated debt securities of any series.

  Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions

        The prospectus supplement for a particular series of subordinated debt securities will include some or all of the specific terms discussed above under "—General" and "—Terms." Additionally, the prospectus supplement may contain subordination provisions (to the extent that those provisions might differ from those provided in the subordinated indenture) and, if applicable, conversion or exchange provisions.

  Modification of the Subordinated Indenture

        The subordinated indenture may be modified by Marathon and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes we discuss above under "—Modification of the Senior Indenture." Additionally, Marathon and the trustee may modify the subordinated indenture to make provision with respect to any conversion or exchange rights as contemplated in that indenture.

  Defeasance of Subordinated Debt Securities

        The subordination of the subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see "—Satisfaction and Discharge; Defeasance Under the Senior Indenture.") On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding subordinated debt securities, those debt securities will cease to be subordinated.

Junior Subordinated Debt Securities

        Although the senior indenture and the junior subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and junior subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.

  Subordination

        Junior subordinated debt securities will be subordinate, in right of payment, to all "senior debt," which the junior subordinated indenture defines similarly to the subordinated indenture discussed above under "—Subordinated Debt Securities—Subordination." Under the junior subordinated indenture, "senior debt" would include any subordinated debt securities of Marathon that are not, by their terms, subordinated to or equal in right of payment with the junior subordinated debt securities.

  Terms of Junior Subordinated Debt Securities May Contain Conversion or Exchange Provisions

        The prospectus supplement for a particular series of junior subordinated debt securities will include some or all of the specific terms discussed above under "—General" and "—Terms." Additionally, the prospectus supplement may contain subordination provisions (to the extent that those provisions might differ from those provided in the junior subordinated indenture) and, if applicable, conversion or exchange provisions.

  Modification of the Junior Subordinated Indenture

        The junior subordinated indenture may be modified by Marathon and the trustee without the consent of the holders of the junior subordinated debt securities for one or more of the purposes we discuss above under "—Modification of the Senior Indenture." Additionally, Marathon and the trustee may modify the junior subordinated indenture to make provision with respect to any conversion or exchange rights as contemplated in that indenture.

  Defeasance of Junior Subordinated Debt Securities

        The subordination of the junior subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see "—Satisfaction and Discharge; Defeasance Under the Senior Indenture.") On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding junior subordinated debt securities, those debt securities will cease to be subordinated.

Governing Law

        New York law will govern the indentures and the debt securities.

The Trustees

        JPMorgan Chase Bank is the trustee under each of the senior and the subordinated indentures. The Bank of New York will be the trustee under the junior subordinated indenture. JPMorgan Chase Bank is also the trustee under a senior indenture dated June 14, 2002 among Marathon Global Funding Corporation, as issuer, Marathon, as guarantor, and JPMorgan Chase Bank (the "Marathon Global Indenture"). As of June 30, 2002, $1.45 billion in aggregate principal amount of our senior unsecured notes was outstanding under the senior indenture and $400 million in aggregate principal amount of Marathon Global Funding Corporation's senior unsecured notes, fully and unconditionally guaranteed by Marathon, was outstanding under the Marathon Global Indenture.

        If an event of default occurs and is continuing, the trustee under each applicable indenture must use the degree of care and skill of a prudent person in the conduct of his own affairs. A trustee will become obligated to exercise any of its powers under an indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it.

        Each indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. A trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue in registered form under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. No service charge will be made for any registration of transfer or exchange of those securities. Marathon or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

        In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

  •
  during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

  •
  if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us on our written request any funds they hold for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-entry Debt Securities

        We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Description of Stock Purchase Contracts
and Stock Purchase Units

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as "stock purchase units," consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

Description of Capital Stock

        Marathon's authorized capital stock consists of:

  •
  550,000,000 shares of common stock; and

  •
  26,000,000 shares of preferred stock, issuable in series.

Each authorized share of common stock has a par value of $1.00. The authorized shares of preferred stock have no par value. As of July 31, 2002, 309,815, 967 shares of common stock were issued and outstanding, including 2,350,011 shares of common stock that we had repurchased and were holding as treasury shares. As of July 31, 2002, no shares of Marathon's preferred stock were issued and outstanding.

        In the discussion that follows, we have summarized provisions of Marathon's restated certificate of incorporation and by-laws relating to its capital stock, as well as provisions of the rights agreement between Marathon and National City Bank, as rights agent. You should read the provisions of the restated certificate of incorporation, by-laws and rights agreement as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. See "Where You Can Find More Information."

Common Stock

        Each share of common stock has one vote in the election of each director and on all other matters voted on generally by the stockholders. No share of common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Marathon's board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting Marathon.

        Holders of common stock will be entitled to dividends in such amounts and at such times as Marathon's board of directors in its discretion may declare out of funds legally available for the payment of dividends. Dividends on the common stock will be paid at the discretion of Marathon's board of directors after taking into account various factors, including:

  •
  our financial condition and performance;

  •
  our cash needs and capital investment plans;

  •
  our obligations to holders of any preferred stock we may issue;

  •
  income tax consequences; and

  •
  the restrictions Delaware and other applicable laws and our credit arrangements then impose.

In addition, the terms of the loan agreements, indentures and other agreements we enter into from time to time may restrict the payment of cash dividends.

        If Marathon liquidates or dissolves its business, the holders of common stock will share ratably in all assets available for distribution to stockholders after Marathon's creditors are paid in full and the holders of all series of Marathon's outstanding preferred stock, if any, receive their liquidation preferences in full.

        The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock Marathon may offer and sell under this prospectus will also be fully paid and nonassessable.

        Marathon's outstanding shares of the common stock are listed on the New York Stock Exchange, the Pacific Stock Exchange and the Chicago Stock Exchange and trade under the symbol "MRO." Any additional shares of common stock Marathon may offer and sell under this prospectus will also be listed on those stock exchanges.

        The transfer agent and registrar for the common stock is National City Bank.

Preferred Stock

        At the direction of its board of directors, without any action by the holders of its common stock, Marathon may issue one or more series of preferred stock from time to time. Marathon's board of directors can determine the number of shares of each series of preferred stock and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

        The prospectus supplement relating to any series of preferred stock Marathon offers will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the series designation of the preferred stock;

  •
  the maximum number of shares of the series;

  •
  the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

  •
  any liquidation preference;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;

  •
  any terms for the conversion or exchange of the preferred stock for any other securities;

  •
  any voting rights; and

  •
  any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

        Any preferred stock Marathon offers and sells under this prospectus will be fully paid and nonassessable.

        The registration statement will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference. You should read that document for provisions that may be important to you.

        The existence of undesignated preferred stock may enable Marathon's board of directors to render more difficult or to discourage an attempt to obtain control of Marathon by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of its management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

The Rights Agreement

        Marathon has entered into a rights agreement with National City Bank, as rights agent, providing for the issuance of preferred stock purchase rights to holders of common stock. Under the plan, each share of common stock currently includes one right to purchase from Marathon one one-hundredth of a share of its series A junior preferred stock at an exercise price of $110.00 per unit, subject to adjustment. We have summarized selected provisions of the rights agreement below. You should read the rights agreement for more details regarding the provisions described below and for other provisions that may be important to you. We have filed a copy of the rights agreement with the SEC, and it is incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information."

        Under the rights agreement, each right will become exercisable, subject to some exceptions the rights agreement specifies, after any person or group of affiliated or associated persons has become an "acquiring person" by acquiring, obtaining the right to acquire or making a tender or an exchange offer for 15% or more of the outstanding voting power represented by Marathon's outstanding common stock, except pursuant to a qualifying all-cash tender offer for all outstanding common stock which results in the offeror's owning common stock representing a majority of the voting power (other than common stock beneficially owned by the offeror immediately prior to the offer) (a "qualifying offer").

        If the rights become exercisable, each right will entitle the holder, other than the acquiring person or group, to purchase one one-hundredth of a share of Marathon's series A junior preferred stock by paying the exercise price. Following the acquisition by any person or group of affiliated or associated persons of 15% or more of the outstanding voting power represented by Marathon's outstanding common stock (other than pursuant to a qualifying offer), each holder other than the acquiring person or group may purchase shares of Marathon common stock (or, in some circumstances, cash, property or other securities of Marathon) having a market value of twice the exercise price. After a person or group of affiliated or associated persons has acquired 15% or more of the outstanding voting power, if Marathon engages in a merger or other business combination where it is not the surviving corporation or where it is the surviving corporation and its common stock is changed or exchanged, or if 50% or more of its assets, earnings power or cash flow is sold or transferred, each right will entitle the holder to purchase common stock of the acquiring entity having a market value of twice the exercise price.

        Marathon's board of directors may, at any time until ten days after the public announcement that a person or group of affiliated or associated persons has become an acquiring person, cause Marathon to redeem the rights in whole, but not in part, at a redemption price of $.01 per right, subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At its option, Marathon may pay that redemption price in cash, shares of its common stock or any other consideration its board of directors selects. After a person becomes an acquiring person, the right of redemption is subject to some limitations. The agreement does not, however, prevent a stockholder from conducting a proxy contest to remove and replace members of Marathon's board with directors who then vote to redeem the rights, if those actions are taken prior to the time that the stockholder becomes an acquiring person. The rights will not be exercisable after a person or group of affiliated or associated persons has become an acquiring person until the rights are no longer redeemable. If Marathon's board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

        The number of outstanding rights associated with a share of common stock, the number of fractional shares of series A junior preferred stock issuable on exercise of a right and the exercise price of the rights are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock. The exercise price of the rights and the number of fractional shares of series A junior preferred stock or other securities or property issuable on exercise of the rights also are subject to adjustment from time to time to prevent dilution in the event of some transactions affecting the series A junior preferred stock.

        Under some circumstances, Marathon's board of directors has the option to exchange one share of common stock for each exercisable right, subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of exchange.

        The rights will expire on October 9, 2009, unless Marathon's board of directors determines to extend that expiration date or to redeem or exchange the rights on some earlier date.

        Until a right is exercised, the holder thereof, as such, will have no rights to vote or receive dividends or any other rights as a stockholder.

        The rights have anti-takeover effects. They will cause severe dilution to any person or group that attempts to acquire Marathon without the approval of its board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire Marathon, even if the acquisition may be favorable to the interests of its stockholders. Because Marathon's board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination that Marathon's board of directors approves.

Limitation on Directors' Liability

        Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Marathon's restated certificate of incorporation limits the liability of the members of its board of directors by providing that no director will be personally liable to Marathon or its stockholders for monetary damages for any breach of the director's fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Marathon or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

  •
  for any transaction from which the director derived an improper personal benefit.

        This provision could have the effect of reducing the likelihood of derivative litigation against Marathon's directors and may discourage or deter Marathon's stockholders or management from bringing a lawsuit against Marathon's directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Marathon and its stockholders. Marathon's by-laws provide indemnification to its officers and directors and other specified persons with respect to their conduct in various capacities.

Statutory Business Combination Provision

        As a Delaware corporation, Marathon is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a Delaware corporation's outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years following the date that person became an interested stockholder unless:

  •
  before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;

  •
  on completion of the transaction that resulted in that person's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.

        Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if a majority of the directors who were directors prior to any person's becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Other Matters

        Some of the provisions of Marathon's restated certificate of incorporation and by-laws discussed below may have the effect, either alone or in combination with the provisions of Marathon's restated certificate of incorporation that we have discussed above, the Marathon rights agreement and Section 203 of the Delaware General Corporation Law, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that Marathon's board of directors opposes but that a stockholder might consider to be in its best interest.

        Marathon's restated certificate of incorporation provides that its stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Marathon's by-laws provide that only its board of directors may call a special meeting of its stockholders.

        Marathon's restated certificate of incorporation provides for a classified board of directors. Marathon's board of directors is divided into three classes, with the directors of each class as nearly equal in number as possible. At each annual meeting of Marathon's stockholders, the term of a different class of Marathon's directors will expire. As a result, the stockholders will elect approximately one-third of Marathon's board of directors each year. Board classification could prevent a party who acquires control of a majority of Marathon's outstanding voting stock from obtaining control of its board of directors until the second annual stockholders' meeting following the date that party obtains that control.

        Marathon's restated certificate of incorporation provides that the number of directors will be fixed from time to time by, or in the manner provided in, its by-laws, but will not be less than three. It also provides that directors may be removed only for cause. This provision, along with provisions authorizing the board of directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

        Marathon's by-laws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to the board of directors at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. A stockholder proposing to nominate a person for election to the board of directors or proposing that any other action be taken at an annual meeting of stockholders must give Marathon's corporate secretary written notice of the proposal not less than 45 days and not more than 75 days before the first anniversary of the date on which Marathon first mailed its proxy materials for the immediately preceding year's annual meeting of stockholders. These stockholder proposal deadlines are subject to exceptions if the pending annual meeting date is more than 30 days prior to or more than 30 days after the first anniversary of the immediately preceding year's annual meeting. Marathon's by-laws prescribe specific information that any such stockholder notice must contain. These advance-notice provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to Marathon and its stockholders.

        Marathon's restated certificate of incorporation provides that its stockholders may adopt, amend and repeal its by-laws at any regular or special meeting of stockholders by an affirmative vote of at least two-thirds of the shares outstanding and entitled to vote on that action, provided the notice of intention to adopt, amend or repeal the by-laws has been included in the notice of that meeting.

Plan of Distribution

        We and the trusts may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities from us or the trusts;

  •
  the net proceeds we or the trusts will receive from the sale of the securities;

  •
  the place and time of delivery of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we or the trusts use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we or the trusts use underwriters in the sale of the offered securities, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase our securities until the distribution of the offered securities is completed. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the offered securities.

        In connection with an underwritten offering, the underwriters may make short sales of the offered securities and may purchase our securities on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are made in an amount not greater than the over-allotment option we may grant to the underwriters in connection with the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our securities in the open market. In determining the source of securities to close out the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase our securities in the open market to reduce the selling group members' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases or those purchases could prevent or retard a decline in the price of the security. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        We, the trusts and the underwriters will not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities. In addition, we, the trusts and the underwriters will not make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        If we or the trusts use dealers in the sale of securities, we or the trusts will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We and the trusts may sell the securities directly. In that event, no underwriters or agents would be involved. We and the trusts may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We and the trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we and the trusts may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the prospectus supplement describes. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We and the trusts may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

        Richards, Layton & Finger, P.A., our special Delaware counsel and special Delaware counsel to the trusts, will issue opinions about the legality of the trust preferred securities, the enforceability of the applicable declaration of trust and the creation of the trusts for us. Baker Botts L.L.P., Houston, Texas, our outside counsel, will issue an opinion about the legality of Marathon's guarantees, debt securities, common stock purchase contracts and stock purchase units offered through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

        The financial statements and the financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Marathon Oil Corporation for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

        Marathon files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials filed by Marathon, including materials it filed under its former name, USX Corporation, with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information Marathon files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about Marathon at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement Marathon has filed with the SEC relating to the securities. This prospectus does not contain all the information the registration statement sets forth or includes in its exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC's public reference room or through its Web site.

        The SEC allows us to "incorporate by reference" the information Marathon files with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Marathon files with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below, and any future filings Marathon makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the offered securities are sold or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement:

  •
  our annual report on Form 10-K for the year ended December 31, 2001;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

  •
  our current reports on Form 8-K filed January 3, 2002 (as amended by a Form 8-K/A filed on January 16, 2002), February 27, 2002, March 4, 2002, May 29, 2002 and June 21, 2002;

  •
  the description of the common stock included in our Form 8 amendment to the registration statement on Form 8-B filed with the SEC on April 11, 1991; and

  •
  the description of the rights to purchase preferred stock included in our registration statement on Form 8-A filed with the SEC on September 28, 1999, as amended.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning Marathon at the following address:

    Marathon Oil Corporation
    5555 San Felipe Road
    Houston, Texas 77056-2723
    Attention: Corporate Secretary
    Telephone: (713) 629-6600

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement or pricing supplement. We have not authorized any person

(including any salesman or broker) to provide information other than that which this prospectus or any prospectus supplement or pricing supplement provides. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on its cover page or that any information in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Accordingly, we urge you to review each document we subsequently file with the SEC and incorporate by reference as described above for updated information.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth expenses payable by Marathon Oil Corporation (the "Company") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$251,687
Printing and engraving expenses	150,000
Legal fees and expenses	250,000
Accounting fees and expenses	100,000
Fees and expenses of trustee and counsel	50,000
Rating agency fees	1,200,000
Miscellaneous expenses	98,313

Total	$2,100,000

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

        Article Eleventh of the Company's restated certificate of incorporation states that:

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        In addition, Article V of the Company's by-laws provides that the Company shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expenses, liability and loss reasonably incurred or suffered by such person.

Marathon Financing Trusts

        Prior to the issuance of trust preferred securities by a trust, the existing declaration of trust pursuant to which the applicable trust is created will be amended and restated to provide that no trustee, affiliate of any trustee, or paying agent, and no officer, director, shareholder, member, partner, employee, representative or agent of any trustee, or employee or agent of such trust or of any of its affiliates (each of the foregoing being an "Indemnified Person"), will be liable for any loss, damage or claim incurred by such Indemnified Person arising out of or in connection with the acceptance or administration of the trust or trusts or by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the amended and restated declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the property trustee of such trust, negligence) or willful misconduct with respect to such acts or omissions.

        In addition, the amended and restated declaration of trust will provide that, to the fullest extent permitted by applicable law, Marathon shall indemnify and hold harmless each Indemnified Person from and against any loss, liability, expense, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of that trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the amended and restated declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, liability, expense, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee of the trust, negligence) or willful misconduct with respect to such acts or omissions.

Indemnification Agreements and Insurance

        Agreements the Company may enter into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company's officers and directors.

        The Company also maintains directors' and officers' liability insurance for its directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company.

        The Company maintains insurance policies under which the Company's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits.*

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.
**2.1
Holding Company Reorganization Agreement dated as of July 1, 2001 by and among USX Corporation, USX HoldCo, Inc. and United States Steel LLC (incorporated by reference to Exhibit 2.1 to USX Corporation's Current Report on Form 8-K dated July 2, 2001 (File No. 1-05153)).
**2.2
Agreement and Plan of Reorganization, dated as of July 31, 2001, by and between USX Corporation and United States Steel LLC (incorporated by reference to Exhibit 2.1 to USX Corporation's Registration Statement on Form S-4 (Reg. No. 333-69090) ).
**4.1
Restated Certificate of Incorporation of Marathon Oil Corporation (incorporated by reference herein to Exhibit 3(a) to Maration Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 1-05153)).
**4.2	By-laws of Marathon Oil Corporation (incorporated by reference herein to Exhibit 3.2 to USX Corporation's Current Report on Form 8-K dated July 2, 2001 (File No. 1-05153)).
**4.3	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.3 to Marathon Oil Corporation's (formerly USX Corporation) Registration Statement on Form S-3 (Reg. No. 333-88797)).
**4.4
Indenture ("Senior Indenture") relating to the Senior Debt Securities, with form of Senior Debt Securities (incorporated by reference to Exhibit 4.1 to Marathon Oil Corporation's Current Report on Form 8-K dated February 26, 2002 (File No. 1-05153)).
**4.5
Indenture ("Subordinated Indenture") relating to the Subordinated Debt Securities, with form of Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to Marathon Oil Corporation's Current Report on form 8-K dated February 26, 2002 (File No. 1-05153)).
4.6	Form of Indenture ("Junior Subordinated Indenture") relating to Junior Subordinated Debt Securities.

**4.7
Rights Agreement between Marathon Oil Corporation and National City Bank, as Rights Agent, as amended (incorporated by reference to Exhibit 4.6 to Marathon Oil Corporation's (formerly USX Corporation) Registration Statement on Form S-3 (Reg. No. 333-88797)).
4.8	Declaration of Trust of Marathon Financing Trust I.
4.9	Declaration of Trust of Marathon Financing Trust II.
4.10	Form of Amended and Restated Declaration of Trust.
4.11	Certificate of Trust of Marathon Financing Trust I.
4.12	Certificate of Trust of Marathon Financing Trust II.
4.13	Form of Preferred Security Certificate (included in Exhibit 4.10).
4.14	Form of Marathon Oil Corporation Guarantee Agreement.
5.1	Opinion of Baker Botts L.L.P.
5.2	Opinion of Richards, Layton & Finger, P.A. relating to the validity of the trust preferred securities of Marathon Financing Trust I.
5.3	Opinion of Richards, Layton & Finger, P.A. relating to the validity of the trust preferred securities of Marathon Financing Trust II.
**12.1
Statement showing computation of ratios of earnings to combined fixed charges and preferred stock dividends (incorporated by reference to Exhibit 12.1 to Marathon Oil Corporation's quarterly report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-05153)).
**12.2
Statement showing computation of ratios of earnings to fixed charged (incorporated by reference to Exhibit 12.2 to Marathon Oil Corporation's quarterly report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-05153)).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.3	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3).
24.1	Powers of Attorney.
25.1	Statement of Eligibility of Trustee under the Senior Indenture on Form T-1.
25.2	Statement of Eligibility of Trustee under the Subordinated Indenture on Form T-1.
25.3	Statement of Eligibility of Trustee under the Junior Subordinated Indenture on Form T-1.
25.4	Statement of Eligibility of Trustee, as property trustee, relating to Marathon Financing Trust I, on Form T-1.

25.5	Statement of Eligibility of Trustee, as property trustee, relating to Marathon Financing Trust II, on Form T-1.
25.6	Statement of Eligibility of Trustee, as guarantee trustee, relating to Marathon Financing Trust I, on Form T-1.
25.7	Statement of Eligibility of Trustee, as guarantee trustee, relating to Marathon Financing Trust II, on Form T-1.

*
The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants or stock purchase contracts, (iii) any additional required opinion of counsel to the Company as to the legality of the securities offered hereby or (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

**
Incorporated by reference to the filing indicated.

Item 17. Undertakings.

  (a)
  The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)  The undersigned registrants hereby undertake that:

    (1)
    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Marathon Oil Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 5, 2002.

MARATHON OIL CORPORATION
By:	/s/ CLARENCE P. CAZALOT, JR.
Clarence P. Cazalot, Jr. President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 5, 2002.

Signature	Title

/s/ CLARENCE P. CAZALOT, JR. Clarence P. Cazalot, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ JOHN T. MILLS John T. Mills	Chief Financial Officer (Principal Financial Officer)
/s/ ALBERT G. ADKINS Albert G. Adkins	Vice President-Accounting and Controller (Principal Accounting Officer)
/s/ DAVID A. DABERKO* David A. Daberko	Director
/s/ WILLIAM L. DAVIS* William L. Davis	Director
/s/ DR. SHIRLEY ANN JACKSON* Dr. Shirley Ann Jackson	Director
/s/ PHILIP LADER* Philip Lader	Director
/s/ CHARLES R. LEE* Charles R. Lee	Director
/s/ DENNIS H. REILLEY* Dennis H. Reilley	Director
/s/ SETH E. SCHOFIELD* Seth E. Schofield	Director

/s/ THOMAS J. USHER* Thomas J. Usher	Chairman of the Board
/s/ DOUGLAS C. YEARLEY* Douglas C. Yearley	Director
*By:	/s/ JOHN T. MILLS
John T. Mills Attorney in Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Marathon Financing Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 5, 2002.

MARATHON FINANCING TRUST I
By:	MARATHON OIL CORPORATION as Sponsor
By:	/s/ JOHN T. MILLS
John T. Mills Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Marathon Financing Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 5, 2002.

MARATHON FINANCING TRUST II
By:	MARATHON OIL CORPORATION as Sponsor
By:	/s/ JOHN T. MILLS
John T. Mills Chief Financial Officer